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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NATURE'S SUNSHINE PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NATURE'S SUNSHINE PRODUCTS, INC.
75 East 1700 South
Provo, UT 84606

June 18, 2012

Dear Fellow Shareholder:

        You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Nature's Sunshine Products, Inc., which will be held at the offices of our subsidiary, Synergy WorldWide, Inc., located at 1955 West Grove Parkway, Pleasant Grove, Utah 84062, on Wednesday, August 1, 2012 at 10:00 a.m. Mountain Daylight Time.

        The matters to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. A copy of our Annual Report is also enclosed.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting regardless of the number of shares you may hold. Therefore, I urge you to vote as promptly as possible. You may vote your shares by visiting the website http://www.voteproxy.com. To limit printing and other expenses for the Company and its shareholders, shareholders will not receive a printed copy of the proxy materials unless they have previously made a permanent election to receive these materials in printed form. Timely voting will ensure your representation at the Annual Meeting. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

        Thank you for your continued support of Nature's Sunshine.

Sincerely,
/s/ MICHAEL D. DEAN Michael D. Dean Chief Executive Officer

NATURE'S SUNSHINE PRODUCTS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 1, 2012

To the Shareholders of Nature's Sunshine Products, Inc.:

        Notice is hereby given that the 2012 Annual Meeting of Shareholders (the "Annual Meeting") of Nature's Sunshine Products, Inc., a Utah corporation (the "Company"), will be held at the offices of our subsidiary, Synergy WorldWide Inc., located at 1955 West Grove Parkway, Pleasant Grove, Utah 84062, on Wednesday, August 1, 2012 at 10:00 a.m. Mountain Daylight Time, for the following purposes, as more fully described in the proxy statement accompanying this notice:

  1.
  To elect the Class III Directors of the Company's Board of Directors (the "Board"), consisting of three Directors. The Company intends to present for election the following three nominees, all of whom are current Directors of the Company: Albert R. Dowden, Mark R. Genender and Kristine F. Hughes;

  2.
  To vote on the adoption of the Company's 2012 Stock Incentive Plan;

  3.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012;

  4.
  To vote on an advisory resolution to approve executive compensation; and

  5.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only shareholders of record as of the close of business on June 11, 2012 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting regardless of the number of shares you may hold. You may vote your shares by visiting the website http://www.voteproxy.com. To limit printing and other expenses for the Company and its shareholders, shareholders will not receive a printed copy of the proxy materials unless they have previously made a permanent election to receive these materials in printed form. For detailed information regarding voting instructions, please refer to the sections entitled "If I am a shareholder of record of Common Stock, how do I vote?" and "If I am a beneficial owner of shares held in street name, how do I vote?" beginning on page 2 of the accompanying proxy statement. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

By Order of the Board of Directors
/s/ JAMON A. JARVIS Jamon A. Jarvis
Provo, Utah	Executive Vice President, General Counsel,
June 18, 2012	Chief Compliance Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 1, 2012

The Proxy Statement and Annual Report to Shareholders are available at
 http://www.naturessunshine.com/us/company/investing/sec.aspx.

NATURE'S SUNSHINE PRODUCTS, INC.

PROXY STATEMENT
FOR
2012 ANNUAL MEETING OF SHAREHOLDERS

*
These items are not considered proxy solicitation materials and are not deemed filed with the Securities and Exchange Commission.

i

PROXY STATEMENT
FOR
2012 ANNUAL MEETING OF SHAREHOLDERS

        The enclosed proxy is solicited on behalf of the Board of Directors of Nature's Sunshine Products, Inc., a Utah corporation, for use at the 2012 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, August 1, 2012 and at any adjournment or postponement thereof. The Annual Meeting will be held at 10:00 a.m. Mountain Daylight Time at the offices of our subsidiary, Synergy WorldWide, Inc., located at 1955 West Grove Parkway, Pleasant Grove, Utah 84062. The proxy solicitation materials are being sent on or about June 18, 2012 to all shareholders entitled to vote at the Annual Meeting. In this proxy statement, "Nature's Sunshine," the "Company," "we," "us" and "our" refer to Nature's Sunshine Products, Inc.

        Pursuant to rules of the United States Securities and Exchange Commission (the SEC"), we are providing our shareholders with access to our Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card (referred to as the proxy materials") and Annual Report for the year ended December 31, 2011 (referred to as the Annual Report") over the internet. Because you received by mail a Notice Regarding the Availability of Proxy Materials, including a notice of Annual Meeting of Shareholders (referred to as the Notice"), you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in printed form. Instead, all shareholders will have the ability to access the proxy materials and Annual Report by visiting the website at http://www.voteproxy.com. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found on the Notice. In addition, all shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING
AND THIS PROXY STATEMENT

What is the purpose of the Annual Meeting?

        At the Annual Meeting, shareholders will vote on the following four proposals, which are summarized in the preceding notice and described in more detail beginning on page 6 of this proxy statement:

  •
  To elect the Company's Class III Directors of the Board of Directors (the "Board"), consisting of three Directors (Proposal One);

  •
  To vote on the adoption of the Company's 2012 Stock Incentive Plan (Proposal Two);

  •
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal Three); and

  •
  To vote on an advisory resolution to approve executive compensation (Proposal Four).

 What are the Board's voting recommendations?

        Our Board of Directors recommends that you vote your shares:

  •
  FOR each of the Director nominees to the Board (Proposal One);

  •
  FOR the adoption of the Company's 2012 Stock Incentive Plan (Proposal Two);

  •
  FOR the proposal to appoint Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal Three); and

  •
  FOR the advisory (non-binding) resolution to approve executive compensation (Proposal Four).

Where are the Company's principal executive offices located, and what is the Company's main telephone number?

        The Company's principal executive offices are currently located at 75 East 1700 South, Provo, Utah 84606. The Company's main telephone number is (801) 342-4300. On or about August 1, 2012, the Company's principal executive offices shall relocate to 2500 West Executive Parkway, Suite 500, Lehi, UT 84043.

Who is entitled to vote at the Annual Meeting?

        The record date for the Annual Meeting is June 11, 2012. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting. As of March 31, 2012, 15,601,676 shares of our Common Stock, no par value per share, were outstanding and entitled to vote.

        Our stock transfer books will remain open between June 18, 2012 and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices.

How many votes do I have?

        Each holder of Common Stock is entitled to one vote per share held. As a result, a total of 15,601,676 votes may be cast on each matter at the Annual Meeting.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

        Shareholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Common Stock, how do I vote?

        If you are a shareholder of record, you may vote using the internet, by telephone, or (if you received printed proxy materials) by mailing a completed proxy card. To vote by mailing a proxy card, please sign and return the enclosed proxy card in the enclosed prepaid and self-addressed envelope and your shares will be voted at the Annual Meeting in the manner you directed. You may also vote your shares in person at the Annual Meeting. If you are a shareholder of record, you may request a ballot at the Annual Meeting.

 If I am a beneficial owner of shares held in street name, how do I vote?

        If you are the beneficial owner of shares held in street name, you will receive instructions from the brokerage firm, bank, broker-dealer or other similar organization (the "record holder") that must be followed for the record holder to vote your shares per your instructions. Please complete and return the voting instruction card in the self-addressed postage paid envelope provided.

        If your shares are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What is a quorum?

        A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum. Accordingly, shares representing 7,800,839 votes must be present, in person or by proxy, at the Annual Meeting to constitute a quorum. Abstentions and "broker non-votes" will be counted for the purpose of determining whether a quorum is present for the transaction of business.

        If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What is a broker non-vote?

        If you are a beneficial owner of shares held in street name and do not provide the record holder with specific voting instructions, under the rules of various national securities exchanges, the record holder may generally vote on routine matters but cannot vote on non-routine matters. If the record holder does not receive instructions from you on how to vote your shares on a non-routine matter, the record holder will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

What vote is required for each item?

        For Proposal One, Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Accordingly, the three nominees receiving the highest number of votes cast will be elected as Directors. Abstentions will have no effect on the outcome of the election of candidates for Director. Additionally, the election of Directors is considered a non-routine matter on which a record holder is generally empowered to vote, and which brokers are not empowered to vote without instructions. As a result, there may be broker non-votes on Proposal One. Should any nominee become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person as may be designated by our Board of Directors or for such lesser number of nominees as may be prescribed by the Board of Directors. Votes cast for the election of any nominee who has become unavailable will be disregarded.

        Approval of Proposal Two requires the votes cast in favor of the proposal to exceed the votes cast against such proposal. Since proposals concerning adoptions to stock incentive plans are non-routine matters on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Two.

        Approval of Proposal Three requires the votes cast in favor of the proposal to exceed the votes cast against such proposal. The ratification of an independent registered public accounting firm is a matter on which a broker is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with Proposal Three.

        The vote for Proposal Four on the advisory resolution to approve executive compensation is non-binding on the Company and the Board of Directors. Marking the proxy card of your broker voting instructions "FOR" indicates support for the resolution; marking the proxy card of your broker voting instructions "AGAINST" indicates a lack of support for the resolution. You may abstain by marking the "ABSTAIN" box on the proxy card or your broker voting instructions.

What happens if I do not give specific voting instructions?

        If you are a shareholder of record and you submit your proxy, but do not specify in your proxy instructions how the shares represented thereby are to be voted, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

        If you are a beneficial owner of shares held in street name and you do not specify how the shares represented thereby are to be voted, your broker may generally exercise its discretionary authority to vote your shares on routine matters (Proposal Three), but your broker will not be permitted to vote your shares with respect to non-routine matters (Proposals One, Two and Four).

        Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy will give authority to the Board to vote on such matters at their discretion.

What if I receive more than one set of proxy materials, proxy card or voting instruction form?

        If you receive more than one set of proxy materials, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

        All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions.

Can I change my vote after I have voted?

        If you are a shareholder of record, you may revoke or change your vote at any time before the Annual Meeting by filing a notice of revocation or another proxy card with a later date with the Corporate Secretary at Nature's Sunshine Products, Inc., 75 East 1700 South, Provo, Utah 84606. All voting revocations or changes must be received by the Corporate Secretary prior to the Annual Meeting to be valid. If you are a shareholder of record and attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted.

        If you are a beneficial owner of shares held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting. Please note, however, that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

 Where can I find the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company's Report on Form 8-K following the Annual Meeting, which the Company is required to file with the Securities and Exchange Commission ("SEC") within four days of the event.

How and when may I submit a shareholder proposal for the 2013 Annual Meeting of Shareholders?

        In the event that a shareholder desires to have a proposal considered for presentation at the 2013 Annual Meeting of Shareholders and included in our proxy statement and form of proxy card used in connection with that meeting, the proposal must be forwarded in writing to our Corporate Secretary so that it is received no later than February 28, 2013. If the 2013 Annual Meeting of Shareholders is held on a date more than thirty calendar days from August 1, 2013, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act.

        If a shareholder wishes to present a proposal at our 2013 annual meeting of shareholders and the proposal is not intended to be included in our proxy statement relating to the 2013 annual meeting, the shareholder must give advance notice to us prior to the deadline (the "Bylaw Deadline") for the annual meeting determined in accordance with our amended and restated bylaws ("Bylaws"). Under our bylaws, in order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than June 2, 2013, and no earlier than May 3, 2013, which dates are 60 days and 90 days, respectively, prior to the anniversary of the date of this year's annual meeting.

        However, if we determine to change the date of the 2013 annual meeting so that it occurs more than 30 days prior to, or more than 30 days after, August 1, 2013, shareholder proposals intended for presentation at the 2013 annual meeting, but not intended to be included in our proxy statement relating to the 2013 annual meeting, must be received by our Corporate Secretary no earlier than the ninetieth (90th) day prior such annual meeting and no later than the (i) sixtieth (60th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is made by the Company, whichever occurs later (the "Alternate Date"). If a shareholder gives notice of such proposal after the Bylaw Deadline (or the Alternate Date, if applicable), the shareholder will not be permitted to present the proposal to the shareholders for a vote at the 2013 annual meeting. All shareholder proposals must comply with the requirements of our bylaws.

        To forward any shareholder proposals or notices of proposals or to receive a copy of our Bylaws write to the Corporate Secretary at Nature's Sunshine Products, Inc., 75 East 1700 South, Provo, Utah 84606.

Who will bear the cost of soliciting proxies?

        The Company will bear the entire cost of the solicitation of proxies for the Annual Meeting, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage firms, banks, broker-dealers or other similar organizations holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

        Directors are elected at annual meetings of shareholders. Our Articles of Incorporation provide for a classified Board of Directors consisting of three staggered classes of Directors, as equal in number as possible. Shareholders generally will elect a portion of our Board of Directors each year to serve until the third annual meeting of shareholders following the annual meeting in which they are elected. A Director elected by the Board of Directors to fill a vacancy in a class will serve until the next annual meeting of shareholders at which Directors are elected and until his or her successor is duly elected and qualified.

Nominees to Serve as Class III Directors (Term to Expire at the 2015 Annual Meeting)

        The current members of the Board of Directors, who are nominees for election to the Board as Class III Directors, are as follows:

Name	Age	Position	Director Since
Albert R. Dowden	70	Class III Director	2009
Mark R. Genender	47	Class III Director	2011
Kristine F. Hughes	73	Class III Director, Chairperson of the Board	1980

        The principal occupations and business experience, for at least the past five years, of each nominee for election to the Board as Class III Directors are as follows:

        Albert R. Dowden.    Mr. Dowden serves as a director of the Invesco Mutual Funds, various Reich & Tang mutual funds, and as a director of Homeowners of America Holding Corporation and Homeowners of America Insurance. Mr. Dowden is a founder and has served as managing director of The Boss Group, a Houston based private investment and management firm, since 2004. Mr. Dowden has previously served as a director of The Hertz Corporation, Volvo Group North America, Magellan Insurance Co., Genmar, National Media Corp. and CompuDyne Corp. Prior to these positions, Mr. Dowden served as President and Chief Executive Officer of Volvo Group North America, Inc. and Senior Vice President of its Swedish parent company, AB Volvo until 1998. Prior to joining Volvo in 1974 as General Counsel to its North American operations, he practiced law with the New York based international law firm of Rogers & Wells (now Clifford Chance). Mr. Dowden received his J.D. from New York University School of Law in 1966 and his B.A. from Middlebury College in 1963. Mr. Dowden's extensive operational, legal and corporate governance experience involving consumer-oriented public companies enhances the Board's knowledge and skill in these key areas.

        Mark R. Genender.    Appointed to the Board of Directors in April 2011, Mr. Genender is a Partner in the investment firm Red Mountain Capital Partners LLC, based in Los Angeles, California. Prior to joining Red Mountain, Mr. Genender was a Managing Director in the Retail and Consumer Group at the Carlyle Group, which he joined in May 2010. Prior to Carlyle, Mr. Genender co-founded and was a Managing Director at Star Avenue Capital, a consumer growth equity vehicle, which he formed in 2008. From 1996 to 2008, Mr. Genender was a Managing Director at Fenway Partners, LLC, both in New York and later in Los Angeles. Previous to Fenway, Mr. Genender held senior sales and marketing positions with Nabisco Holdings Inc. and PepsiCo Inc., and served as a Financial Analyst in the M&A department with Goldman, Sachs & Co. in London and New York. Mr. Genender received his M.B.A from INSEAD in 1991 and his A.B. from Princeton University in 1987. Mr. Genender's broad operational, financial and marketing experience, particularly with consumer-oriented companies, strengthens the Board's aptitude and collective qualifications in these areas of particular relevance to the Company.

        Kristine F. Hughes.    Ms. Hughes is the Chairperson of our Board of Directors. She was a co-founder in 1972 of Hughes Development Corporation, a predecessor of our Company, and has served as an officer or director of our Company and its predecessors since 1980. Ms. Hughes is the spouse of Eugene L. Hughes, one of our founders and a director emeritus. Ms. Hughes' extensive experience as a co-founder, senior officer and member of the Board of Directors provides her with industry-specific management and governance knowledge and skills that strengthen the Board's collective qualifications, skills and experience.

Continuing Directors

        Our other Directors are as follows:

Name	Age	Position	Director Since
Willem Mesdag	58	Class I Director(1)	2009
Jeffrey D. Watkins	51	Class I Director(1)	2009
Michael D. Dean	48	Class II Director, Chief Executive Officer(2)	2009
Robert B. Mercer	60	Class II Director(2)	2010
Gregory L. Probert	55	Class II Director, Executive Vice Chairman(2)	2011

(1)
Term to expire at the 2013 Annual Meeting of the Shareholders

(2)
Term to expire at the 2014 Annual Meeting of the Shareholders

        The principal occupations and business experience, for at least the past five years, of each continuing Director is as follows:

        Willem Mesdag.    Mr. Mesdag is the Managing Partner of Red Mountain Capital Partners LLC, an investment firm based in Los Angeles, California. Prior to founding Red Mountain in 2002, Mr. Mesdag was a Partner and Managing Director of Goldman, Sachs & Co., which he joined in 1981 from Ballard, Spahr, Andrews & Ingersoll where he was a securities lawyer. He currently serves on the Boards of 3i Group plc, and Encore Capital Group Inc. Mr. Mesdag received his J.D. from the Cornell Law School in 1978 and his B.A. from Northwestern University in 1974. Having had an extensive career in international investment banking and finance and having served on the boards of a number of U.S. and European public companies, Mr. Mesdag brings to the Board significant expertise related to business and financial issues.

        Jeffrey D. Watkins.    Mr. Watkins is currently the President of Prescott Group Capital Management, LLC, a registered investment advisor, and serves as the co-manager of the Prescott Mid Cap, L.P. Mr. Watkins formerly served as a Director of Annuity and Life Re, Ltd., from 2003 until October 2009, and as a Director of Carreker Corporation from March 2006 until April 2007. Prior to joining Prescott in July 2001, Mr. Watkins served for 18 years as a portfolio manager for Capital Advisors, Inc., a registered investment advisor, located in Tulsa, Oklahoma. Mr. Watkins received his B.S.B.A. from the University of Tulsa in 1983. As a result of these and other professional experiences, Mr. Watkins possess particular knowledge and experience in finance and capital structure, which strengthens the Board's collective qualifications, skills and experience.

        Michael D. Dean.    Mr. Dean is the Chief Executive Officer of our Company and serves as a member of the Company's Board of Directors. Prior to his appointment as President and Chief Executive Officer in July 2010, he served as the Chief Executive Officer of Mediaur Technologies

from 2003. Previously, he was Executive Vice President of ABC Cable Networks, and Senior Vice President of Corporate Strategic Planning and Development at the Walt Disney Company, as well as a strategy consultant with Bain & Company. Mr. Dean received his B.A. in Business Administration from the University of California, Berkeley in 1986 and his M.B.A. from Harvard Business School in 1992. As a result of these and other professional experiences, Mr. Dean brings to our Board of Directors significant leadership and operational management skills combined with significant experience in global, consumer-oriented businesses.

        Robert B. Mercer.    Mr. Mercer was appointed to the Board of Directors in August 2010. He served as Vice President Dealer Operations for Mazda North America from May 2007 until February 2009 and as Vice President, General Counsel and Secretary for Mazda North America from November 2002 until May 2007, a position he also held with Volvo North America for approximately 20 years prior. While at Mazda, Mr. Mercer was a member of its Executive and Audit Committees, and was also responsible for Internal Audit. He has been elected to several corporate and charitable boards and currently serves as a member of the Board of Visitors of Duke Medicine, and as a Board of Director member of the Utah Chapter of Juvenile Diabetes Research Foundation. Mr. Mercer received his J.D. from the University of Maryland School of Law in 1976 and his B.A. from Duke University in 1973. Mr. Mercer brings significant operational, legal and corporate governance experience to the Board, including experience with public, consumer-oriented companies, which supplements the Board's skills in these key areas.

        Gregory L. Probert.    Mr. Probert is a member of the Company's Board of Directors and is employed as the Executive Vice Chairman. Prior to his appointment in June 2011, he served as an independent consultant to the Company from 2010. Previously, he was Chairman of the Board and Chief Executive Officer of Penta Water Company, President and Chief Operating Officer of Herbalife International of America, Chief Executive Officer of DMX Music and Executive Vice President of Worldwide Home Entertainment at the Walt Disney Company. Mr. Probert received his B.A. from the University of Southern California in 1979. Mr. Probert brings to our Board significant direct selling experience, as well as extensive leadership and operational management skills in global consumer-oriented businesses, which strengthens the Board's aptitude in these key areas.

CORPORATE GOVERNANCE

Director Independence

        The Board of Directors has determined that all of its current Directors and nominees for election at the Annual Meeting, except Mr. Dean, Mr. Probert and Ms. Hughes, are independent Directors under the current standards for "independence" established by NASDAQ.

Board Committees

        The Board of Directors has three standing committees: Audit Committee, Compensation Committee and Nominations Committee. Each standing committee operates under a written charter adopted by the Board. You can access the current committee charters on our website at www.natr.com or by writing to our Corporate Secretary at our principal executive offices at 75 East 1700 South, Provo, Utah 84606.

        The Board has determined that the committee chairs and members are independent under the current standards for "independence" established by NASDAQ. The current members of the committees are identified in the table below.

Director	Audit Committee	Compensation Committee	Nominations Committee
Albert R. Dowden	x	x	Chair
Mark R. Genender	x	x
Robert B. Mercer	x	x	x
Willem Mesdag	Chair
Jeffrey D. Watkins		Chair	x

        The Audit Committee.    The Audit Committee oversees our financial statements, preparation process and related compliance matters and performance of the internal audit function. The Committee is also responsible for engagement and oversight of our independent registered public accounting firm and reviews the adequacy and effectiveness of our internal control system and procedures. Our Board of Directors has determined that each current member of our Audit Committee is an audit committee financial expert, as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.

        The Compensation Committee.    The Compensation Committee reviews compensation policies applicable to executive officers and board members, establishes the compensation to be paid to our Chief Executive Officer and determines the compensation and benefits of all Directors on the Board. The Chief Executive Officer makes recommendations to our Compensation Committee with respect to the compensation of our other executive officers, and the Compensation Committee considers such recommendations in establishing the officers' compensation. The Compensation Committee establishes the compensation to be paid to our Chief Executive Officer without input from the Chief Executive Officer. At the discretion of the Committee, compensation packages, when appropriate, are submitted to the Board of Directors for final approval.

        The Nominations Committee.    The Nominations Committee makes recommendations to the Board of Directors about the size of the Board or any committee thereof, identifies and recommends candidates for the Board and committee membership, evaluates nominations received from shareholders, and develops and recommends to the Board corporate governance principles applicable to our Company. In selecting or recommending candidates, the Nominations Committee takes into consideration any criteria approved by the Board, which may be set forth in any corporate governance guidelines adopted by the Board and such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees thereof.

        The Nominations Committee may also consider director candidates proposed by management and by shareholders of the Company. Recommendations for consideration by the Nominations Committee, including recommendations from shareholders of the Company, should be sent in writing, together with appropriate biographical information concerning each proposed nominee, to our Corporate Secretary at our principal executive offices at 75 East 1700 South, Provo, Utah 84606.

Board Structure and Risk Oversight

Leadership Structure of the Board

        Under our bylaws, the Board is not required to appoint our Chief Executive Officer as the Chairman of the Board, and the Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. Currently, two different individuals serve in these two positions. Our Chairperson, Kristine F. Hughes, is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings and providing information to the Board members in advance of meetings and between meetings. In addition, our Chief Executive Officer, Michael Dean, also serves as a Director on our Board. The Board believes that Mr. Dean's membership as a Director provides the Board with in-depth understanding of our business operations because of his extensive experiences and knowledge in the day-to-day management of all aspects of our operations.

        All of our Directors are independent under applicable NASDAQ corporate governance rules, except for Ms. Hughes, Mr. Probert and Mr. Dean. The Board believes that the independent Directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent Directors have regular executive sessions without any members of management. We believe that our leadership structure of the Board is appropriate given the nature and size our businesses, as it provides both effective independent oversight and expertise in the complexity and management of our operations as a consumer product and direct-selling company.

Board's Role in the Oversight of Risk Management

        The Board of Directors is primarily responsible for assessing risks associated with the Company's business. However, the Board delegates certain of such responsibilities to other groups. The Audit Committee is responsible for reviewing with management the Company's policies and procedures with respect to risk assessment and risk management, including reviewing certain risks associated with our financial and accounting systems, accounting policies, investment strategies, regulatory compliance, insurance programs, and other matters. Under the direction of the Audit Committee, the Company's internal audit department assists the Company in the evaluation and improvement of the effectiveness of risk management. In addition, under the direction of the Board and certain of its committees, the Company's legal department assists in the oversight of corporate compliance activities. As discussed under "Risk Assessment of Compensation Programs," the Compensation Committee also reviews certain risks associated with our overall compensation program for employees to help ensure that the program does not encourage employees to take excessive risks. On a regular basis and from time to time as necessary or appropriate, updates are provided by these groups to the Board of Directors regarding their risk assessment and risk management activities and other risk-related matters.

Board Meetings in Fiscal Year 2011

        During fiscal year 2011, there were four formal regular meetings and one formal special meeting of the Board of Directors, as well as numerous informal informational sessions. Each member of the Board of Directors during fiscal year 2011 attended or participated in 75 percent or more of the aggregate of (i) the total number of regular and special meetings of the Board of Directors held during the fiscal year or the portion thereof following such person's appointment to the Board and (ii) the total number of meetings held by all committees of the Board on which such Director served during the fiscal year or the portion thereof following such person's appointment to one or more of those committees.

        During fiscal year 2011, the Audit Committee held four formal meetings, as well as numerous informal informational sessions, the Compensation Committee held three formal meetings, as well as numerous informal meetings, and the Nominations Committee held one formal meeting during fiscal year 2011.

Annual Meeting Attendance

        Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of shareholders, Directors are encouraged to attend such meetings. At the annual meeting of shareholders held in fiscal year 2011, all eight of our Directors were in attendance.

Communications with Directors

        We have not in the past adopted a formal process for shareholder communications with the Board of Directors. Nevertheless, the Directors have endeavored to ensure that the views of shareholders are heard by the Board or individual Directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. Communications to the Board of Directors may be submitted in writing to our Corporate Secretary at our principal executive offices at 75 East 1700 South, Provo, Utah 84606. The Board of Directors relies upon the Corporate Secretary to forward written questions or comments to named Directors or committees thereof, as appropriate. General comments or inquiries from shareholders are forwarded to the appropriate individual within the Company, including the Chief Executive Officer, as appropriate.

Code of Ethics

        We adopted a revised Code of Conduct on March 4, 2011 that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and senior financial and accounting officers. Among other matters, the Code of Conduct establishes policies to deter wrongdoing and to promote (i) both honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest, (ii) compliance with applicable laws, rules and regulations, (iii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the SEC and in public communications and (iv) prompt internal reporting of violations of the Code of Conduct and accountability for adherence to the Code of Conduct. In addition, we provide an ethics line for reporting any violations of the Code of Conduct on a confidential basis. A copy of our Code of Conduct is available on our website at www.natr.com or by writing to our Corporate Secretary at our principal executive offices at 75 East 1700 South, Provo, Utah 84606. We will post on our internet website all amendments to, or waivers from, our Code of Conduct that are required to be disclosed by applicable law.

 Director Compensation

        The following table sets forth certain information regarding the compensation of each individual who served as a non-employee member of our Board of Directors during the 2011 fiscal year.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kristine F. Hughes	100,000	—	—	—	—	14,350	114,350
Albert R. Dowden	75,000	—	—	—	—	—	75,000
Mark R. Genender	44,583	—	75,500	—	—	—	120,083
Willem Mesdag	67,083	—	—	—	—	—	67,083
Robert B. Mercer	63,333	—	—	—	—	747	64,080
Jeffrey D. Watkins	60,000	—	—	—	—	—	60,000

(1)
Consists of retainer fees for service as a member of the Board paid on a monthly basis. The aggregate payments include the following categories of payments:

Name	Retainer ($)	Chairperson Additional Retainer ($)	Committee Member Additional Retainer ($)	Total ($)
Kristine F. Hughes	50,000	50,000	—	100,000
Albert R. Dowden	50,000	—	25,000	75,000
Mark R. Genender	34,583	—	10,000	44,583
Willem Mesdag	50,000	—	17,083	67,083
Robert B. Mercer	50,000	—	13,333	63,333
Jeffrey D. Watkins	50,000	—	10,000	60,000
(2)
On April 22, 2011, the Board approved option grants to purchase 25,000 shares of our Common Stock for Mark R. Genender, who joined the Board of Directors in April 2011. Each option has a maximum term of 10 years and vested and became exercisable upon issuance. The amount reflected in column (d) above represents the grant date fair value of such option award calculated in accordance with FASB ASC Topic 718. See Note 11 to the Notes to Consolidated Financial Statements set forth in Item 8 of the 2011 Annual Report filed with the SEC on Form 10-K filed on March 5, 2012 for a description of the assumptions used in calculating such fair value. For this purpose, the estimate of forfeitures relating to vesting conditions is disregarded.

(3)
"All Other Compensation" includes the following amounts paid by the Company for the fiscal year ended December 31, 2011:

Name	401(k) Plan Company Contribution ($)	Life Insurance Premiums ($)	Product Credit* ($)	Total ($)
Kristine F. Hughes	—	13,785	745	14,530
Albert R. Dowden	—	—	—	—
Mark R. Genender	—	—	—	—
Willem Mesdag	—	—	—	—
Robert B. Mercer	—	—	747	747
Jeffrey D. Watkins	—	—	—	—

*
Represents credits to purchase the Company's products.

        Under the compensation plan for non-employee members of the Board of Directors, which was adopted on September 1, 2009, each newly elected non-employee Director receives a one-time option grant to purchase 25,000 shares of Common Stock upon his or her election to the Board. All non-employee Directors receive an annual retainer of $50,000 for their service on the Board and receive no additional fees paid for attendance at meetings of the Board or Company events at which a Director's attendance is required. Directors that are appointed during a fiscal year receive a pro-rata portion of the annual retainer based on their period of service during the fiscal year. Our Chairperson receives an additional annual retainer of $50,000. Each non-employee Director serving on the Audit Committee receives an additional annual retainer as follows: chairperson—$15,000; other committee members—$10,000. Each non-employee Director serving on the Compensation Committee receives an additional annual retainer as follows: chairperson—$10,000; other committee members—$5,000. The chairperson of the Nominations Committee receives an additional annual retainer of $10,000. All cash compensation is paid on a monthly basis.

        Expenses.    Board members were reimbursed for travel and other expenses incurred in connection with their duties as Directors to the extent such expenses were submitted to the Company for reimbursement.

        The table below summarizes the equity-based awards held by the Company's non-employee directors as of December 31, 2011.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Exercise Price ($)	Expiration Date
Kristine F. Hughes	—	—	—	—
Albert R. Dowden	25,000	—	5.35	9/24/2019
Willem Mesdag	25,000	—	5.35	9/24/2019
Robert B. Mercer	25,000	—	8.79	10/14/2020
Jeffrey D. Watkins	25,000	—	5.35	9/24/2019
Mark R. Genender	25,000	—	8.88	4/21/2021

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the election of each of the foregoing nominees to the Board of Directors.

PROPOSAL TWO:

ADOPTION OF NATURE'S SUNSHINE PRODUCTS, INC.
2012 STOCK INCENTIVE PLAN

        Our Board of Directors is requesting that shareholders approve the implementation of the Nature's Sunshine Products, Inc. 2012 Stock Incentive Plan, under which 1,500,000 shares of Common Stock will be reserved for issuance. The 2012 Stock Incentive Plan was adopted by our Board of Directors and became effective on March 1, 2012, subject to shareholder approval at the 2012 Annual Meeting. The Company's 2009 Stock Incentive Plan, as amended and previously approved by the shareholders, remains effective and the approval by the shareholders of the 2012 Stock Incentive Plan shall not terminate the 2009 Stock Incentive Plan or any outstanding grants issued thereunder. As of March 31, 2012, 24,850 shares remained available for issuance of new grants under the 2009 Stock Incentive. However, to the extent any shares of Common Stock subject to awards under the 2009 Stock Incentive Plan that, after the effective date of the 2012 Stock Incentive Plan, are not purchased or are forfeited or reacquired by the Company or are otherwise not delivered due to termination or cancellation of the award, such shares of Common Stock will be added to the share reserve available for award and issuance under the 2012 Stock Incentive Plan, up to a maximum of 400,000 shares.

        Our incentive compensation programs play a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. For that reason, we are proposing the implementation of the 2012 Stock Incentive Plan. We have structured the 2012 Stock Incentive Plan to provide us with flexibility in designing equity incentive programs in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock, restricted stock units and performance awards. Accordingly, with the 2012 Stock Incentive Plan, we will have a broad array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals.

Summary Description of 2012 Stock Incentive Plan

        The following is a summary of the principal features of the 2012 Stock Incentive Plan. This description is intended to be a summary of the material provisions of the 2012 Stock Incentive Plan. It does not purport to be a complete description of all the provisions of the 2012 Stock Incentive Plan and is qualified in its entirety by reference to the complete text of the 2012 Stock Incentive Plan, which is contained in Appendix A in this proxy statement.

        Administration.    The Compensation Committee of our Board of Directors will have the exclusive authority to administer the 2012 Stock Incentive Plan. The term "plan administrator," as used in this summary, will mean such committee. The plan administrator will have complete discretion to determine which eligible individuals are to receive awards, the types of awards to be granted to each participant, the number of shares to be covered by (or the method by which payments or other rights to be calculated in connection with) each award, and the terms and conditions of any award, including the vesting provisions of an award. The plan administrator may grant awards under the 2012 Stock Incentive Plan for no cash consideration or for any cash or other consideration as may be determined by the plan administrator or required by applicable law. Awards may be granted either alone or in addition to, in tandem with or in substitution for any other award granted under the 2012 Stock Incentive Plan or any other of our plans or the plans of an affiliate in the plan administrator's discretion. Awards granted under the 2012 Stock Incentive Plan may be settled in such form or forms as the plan administrator determines appropriate, including cash, shares of our common stock, promissory notes, other securities or awards under the 2012 Stock Incentive Plan, other property, or a combination of the foregoing methods, and may be made in a single payment or transfer, in installments or on a deferred basis as determined by the plan administrator.

        Eligibility.    Employees, officers, consultants, independent contractors and non-employee members of our Board of Directors in our employ or service or in the employ or service of our affiliates (whether now existing or hereafter established) will be eligible to participate in the 2012 Stock Incentive Plan. As of March 31, 2012, approximately 1,000 persons (including 6 executive officers and 6 non-employee members of the Board) were eligible to participate in the 2012 Stock Incentive Plan.

        Securities Subject to 2012 Stock Incentive Plan.    1,500,000 shares of our common stock will be reserved for issuance over the term of the 2012 Stock Incentive Plan. The number of shares of Common Stock available for granting incentive stock options under the 2012 Stock Incentive Plan will not exceed 1,500,000. The number of shares of Common Stock available for granting restricted stock and restricted stock units under the 2012 Stock Incentive Plan will not exceed 750,000. Shares of Common Stock subject to any award under the 2009 Stock Incentive Plan that, after the effective date of the 2012 Stock Incentive Plan, are not purchased or are forfeited or reacquired by the Company, or are otherwise not delivered due to termination or cancellation of such award, shall be added to the total number of shares of Common Stock available under the 2012 Stock Incentive Plan, up to a maximum of 400,000 shares.

        As of March 31, 2012, 1,444,816 shares were subject to outstanding options under the 2009 Stock Incentive Plan, no shares were subject to unvested restricted stock units under the 2009 Stock Incentive Plan and 24,850 shares remained available for future award.

        Awards made under the 2012 Stock Incentive Plan will be subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"):

  •
  No participant in the 2012 Stock Incentive Plan may receive options, stock appreciation rights or any other awards the value of which is based solely on an increase in the value of the shares after the grant date of the awards for more than 400,000 shares of our common stock in any single taxable year. No participant in the 2012 Stock Incentive Plan may receive any award that is denominated in shares and that vests based on one or more of the performance goals described below (including, without limitation, restricted stock or restricted stock units) for more than 400,000 shares of our common stock in any single taxable year. Such 400,000 share limitations are subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Shareholder approval of this proposal will also constitute approval of each of the 400,000 share limitations for purposes Section 162(m). Such limitations are intended to assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights or vesting of performance awards granted under the 2012 Stock Incentive Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).

  •
  For awards denominated in cash (whether paid in cash, shares or other property and that vest based on one or more of the performance goals described below) no participant in the 2012 Stock Incentive Plan may receive awards with an aggregate dollar value in excess of one million dollars in any one taxable year, with such limitation to be measured at the time the award is made. Shareholder approval of this proposal will also constitute approval of that one million-dollar limitation for purposes of Section 162(m). Such limitation is intended to assure that any deductions to which we would otherwise be entitled upon the settlement of such awards will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).

        The shares of Common Stock issuable under the 2012 Stock Incentive Plan may be drawn from shares of authorized but unissued Common Stock, treasury shares or from shares of Common Stock that we acquire, including shares purchased on the open market.

        Shares subject to outstanding awards under the 2012 Stock Incentive Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the 2012 Stock Incentive Plan. Any unvested shares issued under the 2012 Stock Incentive Plan that are subsequently forfeited or are otherwise reacquired by us will be added back to the number of shares reserved for issuance under the 2012 Stock Incentive Plan and will accordingly be available for subsequent issuance. If an award entitles a participant to receive or purchase shares, the number of shares covered by the award or to which the award relates will be counted on the grant date of such award against the aggregate number of shares of Common Stock available for issuance under the 2012 Stock Incentive Plan. For stock appreciation rights settled in shares of Common Stock, the aggregate number of shares for which the stock appreciation right is exercised, rather than the number of shares actually issued upon exercise, will be counted against the aggregate number of shares available for issuance under the 2012 Stock Incentive Plan. If an award does not entitle a participant to receive or purchase shares, or if an award is settled in cash, such awards will not reduce the number of shares of common stock available for issuance under the 2012 Stock Incentive Plan. Should shares of Common Stock otherwise issuable under the 2012 Stock Incentive Plan be withheld in satisfaction of the purchase or exercise price of an award or applicable withholding taxes incurred in connection with the award under the 2012 Stock Incentive Plan, then the number of shares of Common Stock available for issuance under the 2012 Stock Incentive Plan will be reduced by the gross number of shares issuable at that time under such award, calculated in each instance prior to any such share withholding.

        Valuation.    The fair market value per share of our Common Stock on any relevant date under the 2012 Stock Incentive Plan will be the closing sale price of our Common Stock on the consolidated transaction reporting system on such date or, if such exchange is not open for trading on such date, on the most recent preceding date that such exchange is open for trading. On March 30, 2012, the fair market value determined on such basis was $16.02.

        Awards.    The 2012 Stock Incentive Plan provides for the following types of awards: incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, performance awards, stock awards and other stock-based awards.

        Stock options.    Eligible persons may be granted stock options to purchase shares of Common Stock. Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than 100 percent of the fair market value of the option shares on the grant date, provided that the plan administrator may designate an exercise price below fair market value on the grant date (i) to the extent necessary or appropriate, as determined by the plan administrator, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (ii) if the option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with us or an affiliate. No granted option will have a term in excess of ten years. Payment of the exercise price of a stock option may be made in cash, shares of Common Stock or other securities owned by the participant, other awards granted under the 2012 Stock Incentive Plan or other property owned by the participant, delivery of a promissory note or a combination of the foregoing methods in the plan administrator's discretion. Alternatively, the plan administrator may permit a participant to exercise a stock option pursuant to a broker-assisted cashless exercise procedure or, with respect to the exercise of a non-statutory option, pursuant to a net exercise procedure.

        Stock appreciation rights.    A stock appreciation right granted under the 2012 Stock Incentive Plan allows the holder to exercise that right as to a specific number of shares of Common Stock and receive upon such exercise the excess of (i) the fair market value of the shares of Common Stock as to which that right is exercised over (ii) the aggregate grant price in effect for those shares. The grant price per share will not be less than 100 percent of the fair market value of the underlying shares on the grant date, provided that the plan administrator may designate a grant price below fair market value on the grant date (A) to the extent necessary or appropriate, as determined by the plan administrator, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the stock appreciation right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with us or an affiliate. No granted stock appreciation right will have a term in excess of ten years. The plan administrator will determine the remaining terms and conditions of a stock appreciation right granted under the 2012 Stock Incentive Plan in its discretion, including the methods of exercise, dates of exercise and methods of settlement.

        Repricing Prohibition.    Without shareholder consent, the plan administrator may not reprice, adjust or amend the exercise price of stock options or grant price of stock appreciation rights previously awarded to any participant (except for adjustments for stock splits, stock dividends and similar transactions), whether through amendment, cancellation or any other means.

        Restricted Stock.    Shares of restricted stock may be awarded under the 2012 Stock Incentive Plan. The plan administrator will determine at the time of grant the restrictions to which shares of restricted stock will be subject, including the vesting schedule, any limitation on the right to vote the shares of restricted stock or the right to receive dividends or other property with respect to the shares of restricted stock. Shares of restricted stock will be issued when the awards are granted and will be evidenced in the manner determined by the plan administrator, including by book entry registration or issuance of a stock certificate. Unless otherwise determined by the plan administrator in its discretion, unvested shares of restricted stock will generally be forfeited upon termination of a participant's service.

        Restricted Stock Units.    Restricted stock units granted under the 2012 Stock Incentive Plan entitle the holder to receive shares of Common Stock underlying those units upon the lapse or waiver of restrictions specified by the plan administrator at the time the restricted stock units are granted. Upon termination of a participant's service, any unvested restricted stock units will be canceled, and the participant will have no further rights with respect to the canceled units or the underlying shares of Common Stock unless otherwise determined by the plan administrator in its discretion.

        Performance Awards.    Performance awards granted under the 2012 Stock Incentive Plan may be denominated or payable in cash, shares of Common Stock (including restricted stock and restricted stock units), other securities, other awards granted under the 2012 Stock Incentive Plan and will confer on the holder the right to receive payments upon the achievement of one or more objective performance goals over a specified performance period established by the plan administrator at the time of the grant of the award. Such goals may be based on one or more of the following criteria applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or pro forma assets, net assets, equity, investment, capital and net capital employed), shareholder return (including total shareholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions, number of customers, workforce satisfaction and diversity goals, environmental health and safety goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation and key metrics. Each such performance goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., our performance or the performance of a subsidiary, division, business segment or business unit) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the plan administrator. To the extent consistent with Section 162(m), the plan administrator may also exclude charges related to an event or occurrence which the plan administrator determines should appropriately be excluded, including (X) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) an event either not directly related to the our operations or not within the reasonable control of our management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect).

        Subject to the terms of the 2012 Stock Incentive Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the plan administrator.

        Performance awards granted to covered executive officers under Section 162(m) that are intended to be "qualified performance-based compensation" will be conditioned solely on the achievement of one or more of the performance goals described above and will comply with the requirements of Section 162(m). Any such performance awards that vest will be paid no later than two and one-half months following the end of the performance period, unless the plan administrator permits such payments to be deferred in accordance with the applicable requirements of Code Section 409A. The plan administrator may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with a performance award to a covered executive officer but may not exercise discretion to increase such amount. Upon termination of a covered executive's service due to death or permanent disability before the end of a performance period or after the performance period ends and before a performance award is paid, the plan administrator may, in its discretion, determine that the participant be paid a pro rata portion of the performance award.

        Dividend Equivalents.    Dividend equivalents may be issued under the 2012 Stock Incentive Plan and entitle the holder to receive payments (in cash, shares of our common stock, other securities, other awards granted under the 2012 Stock Incentive Plan or other property as determined in the discretion of the plan administrator) equivalent to the amount of cash dividends paid to the holders of our Common Stock with respect to a specified number of shares determined by the plan administrator. Subject to the terms of the 2012 Stock Incentive Plan and the applicable award agreement governing the dividend equivalents, such awards may have the terms and conditions determined by the plan administrator in its discretion.

        Stock Awards.    Shares of our Common Stock containing no restrictions may be granted under the 2012 Stock Incentive Plan as determined by the plan administrator to be consistent with the purpose of the 2012 Stock Incentive Plan.

        Other stock-based awards.    The plan administrator is authorized to award participants other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our Common Stock, including securities convertible into shares of our Common Stock, as deemed by the plan administrator to be consistent with the purpose of the 2012 Stock Incentive Plan, subject to the terms and conditions determined by the plan administrator at the time of the award. In the event shares of Common Stock are delivered pursuant to a purchase right, such shares will be purchased for consideration having a value equal to at least 100 percent of the fair market value of such shares on the grant date. Payment of such consideration may be made in cash, shares of Common Stock or other securities owned by the participant, other awards granted under the 2009 Stock Incentive Plan or other property owned by the participant, delivery of a promissory note or a combination of the foregoing methods in the plan administrator's discretion.

General Provisions

        Transferability.    Generally, awards granted under the 2012 Stock Incentive Plan (other than stock awards containing no restrictions) may not be transferred, pledged, alienated, attached or otherwise encumbered in any manner other than by will or the laws of descent or distribution. However, the plan administrator may allow a participant to designate a beneficiary to receive the vested portion of an award in the event of the participant's death, and the plan administrator has the authority to allow the transfer of a non-statutory option to a family member of the grantee.

        Change in control.    The plan administrator will have the discretion to determine the treatment of awards granted under the 2012 Stock Incentive Plan in the event we should experience a change in control.

        Changes in Capitalization.    In the event of any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our Common Stock or other securities, issuance of warrants or other rights to purchase shares of our Common Stock or other securities or other similar corporate transaction or event affecting the shares of our common stock, then the plan administrator will make equitable adjustments to (i) the number and type of shares of Common Stock (or other securities or other property) that may thereafter be made the subject of awards under the 2012 Stock Incentive Plan, (ii) the number and type of shares of Common Stock (or other securities or other property) available for granting incentive stock options, (iii) the number and type of shares of Common Stock (or other securities or other property) available for granting restricted stock and restricted stock units, (iv) the maximum number of shares of Common Stock (or other securities or other property) subject to awards under the 2009 Stock Incentive Plan that are not purchased or are forfeited or reacquired by the Company or are otherwise not delivered due to termination or cancellation of the award that may be added to the share reserve under the 2012 Stock Incentive Plan, (v) the number and type of shares of Common Stock (or other securities or other property) subject to outstanding awards under the 2012 Stock Incentive Plan, (vi) the purchase price or exercise price with respect to any award under the Plan, (vii) the maximum number of shares for which any one person may be granted stock options, stock appreciation rights or any other award under the 2012 Stock Incentive Plan, the value of which is based solely on an increase in the value of the shares after the date of grant of such award, per taxable year, and (viii) the maximum number of shares for which any one person may be granted performance awards denominated in shares of Common Stock (including restricted stock or restricted stock units), and which are intended to represent "qualified performance-based compensation" under Section 162(m) under the 2012 Stock Incentive Plan per taxable year. Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the 2012 Stock Incentive Plan or the outstanding awards thereunder and will be final, binding and conclusive.

        Shareholder Rights.    Except with respect to shares of restricted stock and stock awards granted under the 2012 Stock Incentive Plan, a participant will not have any of the rights and privileges of a shareholder with respect to the shares of Common Stock underlying any award until the shares subject to that award have been issued.

        Special Tax Election.    The plan administrator may provide one or more holders of awards under the 2012 Stock Incentive Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our Common Stock in payment of such withholding tax liability.

        Amendment and Termination.    Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2012 Stock Incentive Plan at any time; provided, however, that shareholder approval will be required for any amendment which increases the number of shares of Common Stock authorized for issuance under the 2012 Stock Incentive Plan (other than in connection with certain changes to our capital structure as explained above), increases the limitation on the maximum number of shares for which any one person may be granted stock options, stock appreciation rights or any other award under the 2012 Stock Incentive Plan, the value of which is based solely on an increase in the value of the shares after the date of grant of such award, under the 2012 Stock Incentive Plan per taxable year, increases the limitation on the maximum number of shares for which any one person may be granted performance-based awards denominated in shares of Common Stock under the 2012 Stock Incentive Plan per taxable year, increases the maximum aggregate dollar amount for which any one participant may be granted performance-based awards denominated in cash under the 2012 Stock Incentive Plan per taxable year, would cause Section 162(m) to become unavailable with respect to the 2012 Stock Incentive Plan or permits a repricing that is prohibited as described in the "Repricing Prohibition" section above, permits the award of stock options or stock appreciation rights at an exercise price less than 100 percent of the fair market value of the underlying shares of Common Stock on the grant date (other than as described above) or to the extent such shareholder approval may otherwise be required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our Common Stock is at the time primarily traded.

  Stock Awards—2009 Stock Incentive Plan

        The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our three other named executive officers (as identified in the Summary Compensation Table, which appears elsewhere in this proxy statement), and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made in the aggregate under the 2009 Stock

Incentive Plan from January 1, 2011 through March 31, 2012, together with the weighted average exercise price per share in effect for such option grants.

Name and Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)
Michael D. Dean Chief Executive Officer	150,000	$8.88
Stephen M. Bunker Executive Vice President, Chief Financial Officer & Treasurer	30,000	$8.88
Gregory L. Probert Executive Vice Chairman	200,000	$15.05
Jamon A. Jarvis Executive Vice President, General Counsel, Chief Compliance Officer & Secretary	30,000	$8.88
John R. DeWyze Executive Vice President & Vice President of Operations	30,000	$8.88
All current executive officers as a group (6 persons)	575,000	$12.66
Directors:
Kristine F. Hughes	—	—
Albert R. Dowden	—	—
Mark R. Genender	25,000	$8.88
Willem Mesdag	—	—
Robert B. Mercer	—	—
Jeffrey D. Watkins	—	—
All current non-employee directors as a group (6 persons)	25,000	$8.88
All employees, including current officers who are not executive officers, as a group (1,001 persons)	820,000	$12.16

  New Plan Benefits

        On March 1, 2012, options were granted to the following individuals and groups under the 2012 Stock Incentive Plan subject to shareholder approval:

Michael D. Dean Chief Executive Officer	100,000	$14.52
Stephen M. Bunker Executive Vice President, Chief Financial Officer & Treasurer	35,000	$14.52
Gregory L. Probert Executive Vice Chairman	50,000	$14.52
Jamon A. Jarvis Executive Vice President, General Counsel, Chief Compliance Officer & Secretary	30,000	$14.52
John R. DeWyze Executive Vice President & Vice President of Operations	30,000	$14.52
All current executive officers as a group (6 persons)	195,000	$14.52
Directors:
Kristine F. Hughes	—	—
Albert R. Dowden	—	—
Mark R. Genender	—	—
Willem Mesdag	—	—
Robert B. Mercer	—	—
Jeffrey D. Watkins	—	—
All current non-employee directors as a group (6 persons)	—	—
All employees, including current officers who are not executive officers, as a group (1,001 persons)	310,000	$14.52

        The options granted on March 1, 2012 are composed of two parts: (1) The time-based portion, which consists of seventy-five percent (75%) of the shares; and (2) the performance-based portion, which consists of twenty-five percent (25%) of the shares. The time-based portion will vest in equal annual installments on the anniversary date of the stock option agreement over the following four years. The performance-based portion will vest based on the Company's revenue growth over a 2-year period, with full vesting upon the achievement of a 10% compound annual growth rate (CAGR) in revenue over an eight fiscal quarter period.

Summary of Federal Income Tax Consequences

        The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2012 Stock Incentive Plan.

        Option Grants.    Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Code Section 422 or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

        Incentive Options.    No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

        If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

        Non-statutory Options.    No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Restricted Stock Awards.    The recipient of unvested shares of Common Stock issued under the 2012 Stock Incentive Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Code Section 83(b) to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

        Restricted Stock Units.    No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Performance Awards.    No taxable income is recognized upon receipt of performance awards. The holder will recognize ordinary income in the year in which the performance awards are settled. The amount of that income will be equal to the fair market value of the shares of Common Stock or cash received in settlement of the performance awards, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance awards at the time those awards are settled. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Stock Awards.    The recipient of a stock award will recognize ordinary income in the year in which the shares subject to a stock award are issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Dividend Equivalent Rights.    No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

        Deductibility of Executive Compensation.    We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2012 Stock Incentive Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares or cash issued under restricted stock or restricted stock unit awards will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to one or more of the performance milestones described above.

Accounting Treatment

        The accounting principles applicable to awards made under the 2012 Stock Incentive Plan may be summarized in general terms as follows:

  •
  Pursuant to the accounting standards established by FASB Accounting Standards Codification Topic 718, we will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, stock, restricted stock, restricted stock units and all other stock-based awards under the 2012 Plan. Accordingly, stock options and stock appreciation rights which are granted to our employees and non-employee Board members and payable in shares of our common stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted stock units awarded under the 2012 Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals, although for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully-vested stock awards will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

  •
  Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. If the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

  •
  Finally, it should be noted that the compensation expense accruable for performance-based awards under the 2012 Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of our common stock) under FASB Accounting Standards Codification Topic 718.

Vote Required

        Approval of Proposal Two requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. For purposes of the proposal, abstentions and broker non-votes will not affect the outcome, which recognizes only actual votes cast. Since proposals concerning adoption of stock incentive plans are non-routine matters on which brokers are not empowered to vote without instructions, there may be broker non-votes on Proposal Two.

        Should shareholder approval not be obtained, then the 2012 Stock Incentive Plan will not be implemented and we will not be able to grant awards to attract or retain employees or other service providers necessary for our business. Our 2009 Stock Incentive Plan will, however, continue to remain outstanding until all shares available for issuance thereunder have been issued.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the proposal to adopt the 2012 Stock Incentive Plan.

 PROPOSAL THREE:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our Board of Directors has, subject to shareholder approval, retained Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Deloitte & Touche LLP also served as our independent registered public accounting firm for fiscal year 2011. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement at the Annual Meeting and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

        We engaged Deloitte & Touche LLP as our independent registered public accounting firm on February 2, 2007. The table below presents the aggregate fees incurred by the Company during the fiscal years ended December 31, 2011 and 2010 for professional services rendered by Deloitte & Touche LLP. All of the fees below were approved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has concluded that it is.

	2011	2010
Audit Fees(1)	$933,000	$1,155,000
Audit-Related Fees(2)	31,000	14,000
Tax Fees(3)	700,000	687,000

Total Fees	$1,664,000	$1,856,000

(1)
Reflects aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's consolidated financial statements for the fiscal years ended December 31, 2011and 2010.

(2)
During the fiscal years ended December 31, 2011 and 2010, Deloitte & Touche provided services for audit related activities related to statutory audits.

(3)
Reflects aggregate fees billed by Deloitte & Touche LLP for tax services for the fiscal years ended December 31, 2011 and 2010 related to tax compliance and international tax guidance.

Pre-Approval Policies and Procedures

        The Company pre-approves a schedule of audit and non-audit services expected to be performed by the Company's independent registered public accounting firm in a given fiscal year. In addition, the Audit Committee delegates authority to its Chairperson to pre-approve certain additional audit and non-audit services rendered by Company's independent registered public accounting firm (other than services that have been generally pre-approved by the Audit Committee) during the period between meetings of the Audit Committee. The Chairperson must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. During the year ended December 31, 2011, 100 percent of the aggregate amounts set forth above under the captions "Audit-Related Fees," "Tax Fees," and "All Other Fees" were pre-approved by the Chairperson of the Audit Committee and subsequently reported to the Audit Committee in accordance with the procedures set forth above.

 Vote Required

        Approval of Proposal Three requires the votes cast in favor of the proposal to exceed the votes cast against the proposal. For purposes of the proposal, abstentions and broker non-votes will not affect the outcome, which recognizes only actual votes cast.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the ratification of Deloitte & Touche LLP

 AUDIT COMMITTEE REPORT

        In connection with the audited financial statements as of and for the year ended December 31, 2011, the Audit Committee (i) has reviewed and discussed the audited financial statements with management, (ii) has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T and (iii) has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Submitted by:
Willem Mesdag
Albert R. Dowden
Robert B. Mercer
Mark R. Genender

PROPOSAL FOUR:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the "Dodd-Frank Act"), the Company's shareholders are entitled to vote at the annual meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the standards established under Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the shareholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or our Board or the Compensation Committee.

        As described in the section titled "Compensation Discussion and Analysis," the Company's executive compensation programs are designed to attract, retain and reward executives whose contributions support the Company's long-term success by linking Company performance to executive compensation. These programs have been designed to ensure alignment of management's action with shareholder interests. Shareholders are urged to read the "Compensation Discussion and Analysis" section of this proxy statement, which more thoroughly discusses how we believe our compensation policies and procedures complement our compensation philosophy. The Board and our Compensation Committee believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

        Although the vote is an advisory, non-binding vote, the Board and the Compensation Committee value the opinions of the shareholders and will take into account the outcome of the vote when considering future compensation decisions affecting the Company's executive officers.

        The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement.

        We are asking our shareholders to vote for the following resolution:

          "RESOLVED, that the Company's shareholders approve, in a non-binding vote, the compensation of the Company's named executive officers as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion."

        This vote is only advisory, and will therefore not be binding upon the Company or our Board. However, the Board encourages input from the Company's shareholders and encourages all shareholders to vote their shares on this matter.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC's compensation disclosure rules.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our Common Stock as of March 31, 2012, except as otherwise stated, by (1) each person who is known by us to beneficially own more than five percent of the outstanding shares of our Common Stock, (2) each of our Directors, (3) each of our named executive officers in the Summary Compensation Table, and (4) all Directors and executive officers of the Company as a group. As of March 31, 2012, there were 15,601,676 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter presented at a meeting of the shareholders. To our knowledge and except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder's address is c/o Nature's Sunshine Products, Inc., 75 East 1700 South, Provo, Utah 84606.

Name and Address of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Beneficial Owners of More than 5%
Prescott Group Capital Management, LLC(3)	1,865,383	12.0%
1924 South Utica, Suite 1120
Tulsa, OK 74104
Delta Partners, LLC(4)	1,317,911	8.5%
One International Place, Suite 2401
Boston, MA 02110
Red Mountain Capital Management, Inc.(5)	1,317,474	8.5%
10100 Santa Monica Blvd., Suite 925
Los Angeles, CA 90067
First Wilshire Securities Management, Inc.(6)	1,282,173	8.2%
1224 East Green Street, Suite 200
Pasadena, CA 91106
Nelson Obus(7)	1,092,623	7.0%
c/o Wynnefield Capital Management, LLC
450 Seventh Avenue, Suite 509
New York, New York 10123
Paradigm Capital Management, Inc.(8)	980,215	6.3%
9 Elk Street
Albany, NY 12207
Directors and Executive Officers
Kristine F. Hughes, Chairperson of the Board(9)	1,130,401	7.3%
Michael D. Dean, Director, Chief Executive Officer(10)	329,000	2.1%
Albert R. Dowden, Director(11)	26,000	*
Willem Mesdag, Director(12)	1,342,474	8.6%
Robert B. Mercer, Director(13)	26,000	*
Jeffrey D. Watkins, Director(14)	1,890,383	12.1%
Mark R. Genender, Director(15)	25,000	*
Gregory L. Probert, Director and Executive Vice Chairman(16)	160,333	1.0%
Stephen M. Bunker, Executive Vice President, Chief Financial Officer &Treasurer(17)	94,018	*
John R. DeWyze, Executive Vice President, Operations(18)	74,714	*
Jamon A. Jarvis, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary(19)	84,000	*
All Directors and named executive officers as a group (12 persons)(20)	5,182,323	33.2%

*
Less than one percent.

(1)
All entries exclude beneficial ownership of shares that are issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of June 11, 2012.

(2)
Calculated based on 15,601,676 shares of our Common Stock outstanding on March 31, 2012, with percentages rounded to the nearest one-tenth of one percent. Shares of Common Stock subject to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but not treated as outstanding for computing the percentage of any other person.

(3)
Based on Schedule 13F-HR filed with the SEC on February 13, 2012, includes 1,865,383 shares purchased by Prescott Group Aggressive Small Cap, L.P. and Prescott Group Aggressive Small Cap II, L.P. (collectively, the "Small Cap Funds") through the account of Prescott Group Aggressive Small Cap Master Fund, G.P. ("Prescott Master Fund"), of which the Small Cap Funds are general partners. As general partner of the Small Cap Funds, Prescott Group Capital Management, LLC ("Prescott Capital") may be deemed to beneficially own 1,865,383 shares. As the principal of Prescott Capital, Phil Frohlich may also be deemed to beneficially own the 1,865,383 shares held by Prescott Master Fund. Each of Prescott Capital and Mr. Frohlich, however, disclaims beneficial ownership of these shares, except to the extent of their pecuniary interest therein. Prescott Capital and Mr. Frohlich have the sole voting and dispositive power over these shares.

(4)
Based on Schedule 13G/A filed with the SEC on February 9, 2012, includes shares beneficially owned by Prism Partners, L.P., Prism Offshore Fund, Ltd. and Prism Partners QP, L.P. Delta Partners, LLC, as investment manager of Prism Offshore Fund, Ltd., and Charles Jobson, as managing member of Delta Partners, LLC, beneficially own, and have shared voting and dispositive power over, 1,317,911 shares.

(5)
Based on Schedule 13 F-HR filed with the SEC on February 14, 2012 and Form 3 filed with the SEC on June 12, 2009, includes 755,050 shares held by Red Mountain Capital Partners II, L.P. ("RMCP II") and 562,424 shares held by Red Mountain Capital Partners III, L.P. ("RMCP III"). RMCP GP, LLC ("RMCP GP") is the general partner of each of RMCP II and RMCP III, and Red Mountain Capital Partners, LLC ("RMCP LLC") is the managing member of RMCP GP. Red Mountain Capital Management, Inc. ("RMCM") is the managing member of RMCP LLC, and Willem Mesdag is the president, sole executive officer, sole Director and sole shareholder of RMCM. Each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own, and to have sole voting and dispositive power over, 1,317,474 shares. Each of RMCP II, RMCP III, RMCP GP, RMCP LLC, RMCM and Mr. Mesdag, however, disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein. In addition, RMCP II disclaims beneficial ownership of any securities held directly by RMCP III, and RMCP III disclaims beneficial ownership of any securities held directly by RMCP II.

(6)
Based on Schedule 13G/A filed with the SEC on February 15, 2012, First Wilshire Securities Management, Inc. beneficially owns 1,282,173 shares, of which it has sole voting power over 245,932 shares and sole dispositive power over 1,282,173.

(7)
Based on Schedule 13G/A filed with the SEC on February 14, 2012, includes 346,646 shares held by Wynnefield Partners Small Cap Value, L.P., 501,975 shares held by shares held by Wynnefield Partners Small Cap Value, L.P. I, 199,091 shares held by Wynnefield Small Cap Value Offshore Fund, Ltd., and 44,911 shares held by Wynnefield Capital, Inc. Profit Sharing Plan. Wynnefield Capital Management, LLC has an indirect beneficial interest in the shares held by Wynnefield Partners Small Cap Value, L.P. and Wynnefield Partners Small Cap Value, L.P. I, and Wynnefield Capital, Inc. have an indirect beneficial interest in the shares held by Wynnefield Small Cap Value Offshore Fund, Ltd. As co-managing member of Wynnefield Capital Management, LLC, principal executive officer of Wynnefield Capital, Inc., general partner of Channel Partnership II, L.P. and portfolio manager of Wynnefield Capital, Inc. Profit Sharing Plan, Mr. Obus may be deemed to hold an indirect beneficial interest in, and to have sole voting and dispositive power over, 1,092,623 shares. Mr. Obus, however, disclaims any beneficial ownership of these shares.

(8)
Based on Schedule 13G/A filed with the SEC on February 13, 2012, Paradigm Capital Management, Inc. has sole voting and dispositive power over these shares.

(9)
Based on the Form 4 filed by the Hughes Parties with the SEC on March 16, 2012, includes (i) 87,072 shares that Mr. Hughes holds indirectly, (iii) 61,330 shares that Mr. Hughes holds directly, (iv) 24,335 shares that Ms. Hughes holds directly and (v) 947,664 shares held by various family trusts, of which Mr. and Ms. Hughes are co-trustees and beneficiaries. Both Mr. and Ms. Hughes have shared voting and dispositive power over these shares.

(10)
Based on the Form 4 filed with the SEC on September 29, 2011. In addition, includes options exercisable for 325,000 shares of Common Stock within 60 days of June 11, 2012. Mr. Dean became Chief Executive Officer of the Company effective July 1, 2010.

(11)
Based on the Form 4 filed with the SEC on May 24, 2011. In addition, includes options exercisable for 25,000 shares of Common Stock within 60 days of June 11, 2012.

(12)
See Footnote 5 above. Mr. Mesdag's address is c/o Red Mountain Capital Partners, LLC, 10100 Santa Monica Blvd., Suite 925, Los Angeles, CA 90067. In addition, includes options exercisable for 25,000 shares of Common Stock within 60 days of June 11, 2012.

(13)
Based on the Form 3 filed with the SEC on November 14, 2011. In addition, includes options exercisable for 25,000 shares of Common Stock within 60 days of June 11, 2012.

(14)
Based on Form 3 filed with the SEC on June 17, 2009, includes 1,865,383 share beneficially owned by Prescott Group Capital Management, LLC. As president of Prescott Group Capital Management, LLC, Mr. Watkins may be deemed to beneficially own, and to have shared voting and dispositive power over, these shares. See also Footnote 3 above. Mr. Watkins's address is c/o Prescott Group Capital Management, LLC, 1924 South Utica, Suite 1120, Tulsa, OK 74104. In addition, includes options exercisable for 25,000 shares of Common Stock within 60 days of June 11, 2012.

(15)
See Footnote 5 above. Mr. Genender's address is c/o Red Mountain Capital Partners LLC, 10100 Santa Monica Blvd., Suite 925, Los Angeles, CA 90067. Includes options exercisable for 25,000 shares of Common Stock within 60 days of March 2, 2012.

(16)
Mr. Probert became a director and executive officer of the Company on June 16, 2011. Based on Form 4 filed with the SEC on August 19, 2011 and includes options exercisable for 133,333 of Common Stock within 60 days of June 11, 2012.

(17)
Includes options exercisable for 94,000 shares of Common Stock within 60 days of June 11, 2012 and 18 shares that Mr. Bunker holds indirectly.

(18)
Includes options exercisable for 70,000 shares of Common Stock within 60 days of June 11, 2012 and 4,714 shares that Mr. DeWyze holds indirectly.

(19)
Includes options exercisable for 84,000 shares of Common Stock within 60 days of June 11, 2012.

(20)
Includes options exercisable for 897,333 shares of Common Stock within 60 days of June 11, 2012.

Changes in Control

        We are not aware of any other arrangement or event, the occurrence of which would result in a change in control of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's Directors, officers and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such Directors, officers and 10 percent shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms furnished or available to the Company, the Company believes that its Directors, officers and 10 percent shareholders complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides disclosure about the policies and objectives underlying the compensation programs for our executive officers. Accordingly, we will address and analyze each element of the compensation provided to our Chief Executive Officer, our Chief Financial Officer and the other executive officers named in the Summary Compensation Table which follows this discussion; these individuals are referred to as the named executive officers. The Compensation Committee of our Board of Directors administers the compensation programs for our executive officers.

  Executive Summary

        The Company's overarching compensation goal is to reward our executives in a manner that supports a strong pay-for-performance philosophy while maintaining an overall level of compensation that allows us to attract and retain a talented executive team. Our compensation decisions for 2011 and their relation to Company performance may be summarized as follows:

  •
  Led by our executive team, the Company experienced a significant improvement in our financial performance for 2011 in a challenging global economic environment. The Company experienced an increase in consolidated net sales of 5.1 percent to $367.8 million. Operating income increased approximately $8.9 million during the year ended December 31, 2011. Excluding one-time contract termination costs of $14.7 million, consolidated operating income for 2011 would have been $34.9 million, or 9.5 percent of net sales revenue, a 210.0 percent improvement over 2010. The Compensation Committee believes that the compensation program for the executive officers was instrumental in helping the Company achieve these operating results.

  •
  In October 2010, we instituted a Company-wide freeze on base salaries. We continued the freeze through 2011 and accordingly did not increase base salaries for our named executive officers in 2011 other than Mr. Jarvis whose salary was increased in connection with increased responsibilities assigned to him.

  •
  Our annual bonus plan is designed to ensure that a significant portion of total cash compensation of our named executive officers is performance-based. As a result of our strong financial performance, we paid significantly higher bonuses to our named executive officers for 2011, which ranged from 45% to 52% of total cash compensation.

  •
  We granted equity awards in 2011 that vest based on attainment of aggressive performance goals measured in terms of our operating margins. We believe that these goals align the officers' efforts on returning the Company to profitability. Based on attainment of the operating margins for each of the four fiscal quarters in 2011, 2/3 of the performance-based awards granted in 2010 and 2011 vested.

In November 2011, the Compensation Committee retained F.W. Cook, a leading compensation consulting firm, to conduct a comprehensive benchmark study and advise the committee on structuring executive compensation to ensure that our compensation continues to retain and motivate our executive officers, and at the same time reinforces the Company's strategic objectives. The consultant's analysis was taken into consideration in setting 2012 compensation.

  Compensation Policy for Executive Officers.

        We have designed the various elements comprising the compensation packages of our executive officers to achieve the following objectives:

  •
  attract and retain qualified executives who will help the Company meets its goals;

  •
  reflect individual accomplishments and contributions to the Company as well as overall Company performance; and

  •
  align each executive officer's interests with those of the Company's shareholders.

        The Compensation Committee seeks to achieve these objectives by:

  •
  Establishing a compensation structure that is both market competitive and internally fair;

  •
  Linking a substantial portion of compensation to the Company's financial performance and the individual's contribution to that performance;

  •
  Providing below-target compensation for underachievement and upward leverage for exceptional performance; and

  •
  Providing long-term equity-based incentives and encouraging direct share ownership by executive officers.

        When establishing the compensation levels for the executive officers, we take into account the Company's overall financial performance and an evaluation of each executive officer's individual performance level and his or her potential contribution to the Company's future growth.

  Setting Executive Compensation

        Major compensation decisions for each fiscal year, including base salary adjustments, the determination of target annual bonus opportunities and the determination of long-term equity incentive awards, are generally made by the Compensation Committee during the last quarter of the prior year or the first quarter of the current year. For the 2011 fiscal year, such decisions were made in December 2010. The principal factors that the Compensation Committee considers when setting the compensation levels for the named executive officers are as follows:

  •
  Comparison of the Company's performance against certain operational and qualitative goals identified in the Company's strategic plan;

  •
  Comparative market data;

  •
  Our Chief Executive Officer's recommendations for the other named executive officers;

  •
  Individual performance as assessed by the Compensation Committee, with input from the Chief Executive Officer as to the named executive officers other than himself; and

  •
  Tenure, scope of responsibilities, experience and qualifications, future potential and internal pay equity.

        Impact of 2011 Say-on-Pay Vote:    The most recent shareholder advisory vote on executive officer compensation required under the federal securities laws was held on August 3, 2011, after the

Compensation Committee had approved the 2011 compensation of the named executive officers. More than 98 percent of the votes cast on such proposal were in favor of the compensation of the named executive officers, as that compensation was disclosed in the Compensation Discussion and Analysis and the various compensation tables and narrative that appeared in the Company's proxy statement dated June 13, 2011. Based on that level of shareholder approval, the Compensation Committee decided not to make any material changes to the Company's compensation philosophies, policies and practices for the remainder of the 2011 fiscal year. However, the Compensation Committee will continue to take into account future shareholder advisory votes on executive compensation in order to determine whether any subsequent changes to the Company's executive compensation programs and policies would be warranted to reflect any shareholder concerns reflected in those advisory votes. Based on the voting preference of our shareholders, the frequency of future Say-on-Pay votes will be every year.

        Comparative Data:    In setting executive officer compensation, the Compensation Committee reviewed a report (the "Executive Compensation Report") prepared by our Director of Human Resources in order to assess the competitiveness of the Company's compensation programs in comparison to market averages across multiple industries. The 2011 Executive Compensation Report examined the data contained in Watson Wyatt's Top Management Compensation Survey and Mercer's Executive Compensation Survey, in each instance for 2009 and 2010. These surveys provide information on compensation paid by surveyed companies nationally, crossing multiple industries and sizes. These two surveys are among the largest executive compensation surveys in the U.S. with hundreds of companies participating from all industries, both public and private. The Executive Compensation Report compared the Company's executive cash compensation practices, including base pay and short-term and long-term incentives, to such survey data. In addition, we perform regression analysis on the raw data from the surveys to provide appropriate comparisons based on company size. The regression analysis provides an expected level of each type of cash compensation based on our sales revenue; the data from such analysis is used as the "market" data. The Executive Compensation Report also compared the base pay, cash bonus and total compensation of officers on an individual basis to the market data.

        As in prior years, the Compensation Committee did not engage in "benchmarking" against a specific group of companies for setting 2011 compensation. However, in November 2011, the Compensation Committee engaged the services of F. W. Cook, a leading consulting firm in the area of executive compensation, to conduct an independent comprehensive benchmark study of executive compensation practices at the Company against other comparable public companies in our industry. The information provided by F. W. Cook was taken into consideration in setting compensation for 2012.

        The F.W. Cook study found the Company's total cash compensation to generally be market competitive when all elements were factored together (base salary, short-term cash bonus, and equity), though our compensation structure was more heavily weighted toward variable, performance-based components. Given the company's emphasis on increasing shareholder value through accelerating revenue growth and improving profitability, it is the Compensation Committee's intent to maintain an executive compensation plan going forward that places greater weight on the variable, performance-based components to reinforce the strategic business objectives of the Company and a strong pay-for-performance philosophy. While current base compensation (salary and annual bonus) will continue to be an important component in the Company total cash compensation, stock-based compensation will be increasingly important and above market averages to enable total potential remuneration to be at or above market if business objectives are met or exceeded.

        Role of Management:    As in prior years, our Chief Executive Officer presented to the Compensation Committee his recommendations for 2011 base salaries (noting the Company wide freeze on base salaries), bonuses and equity grants for the named executive officers (other than himself), taking into consideration the expected total cash compensation for such officers for 2011 and the comparative market data for total cash compensation for comparable positions. These recommendations were based on the Company's performance measured in terms of the sales revenue and operating income levels attained by the division for which the executive was primarily responsible, as well as the executive's performance against individual performance objectives, and the comparative analysis of the Company's compensation practice to market for each such officer. The Compensation Committee discussed these recommendations with the Chief Executive Officer and made the final determination on the base salaries, bonuses and equity grants for these officers based on these recommendations, with such adjustments as it deemed appropriate. For our Chief Executive Officer, the Compensation Committee directly determined the compensation package with input and market data from our Director of Human Resources. The Compensation Committee makes decisions with respect to our Chief Executive Officer without his presence.

        Elements of Compensation.    Each executive officer's compensation package consists of three elements: (i) a base salary, (ii) a cash bonus based upon Company financial performance and the individual officer's personal performance, and (iii) participation in long-term, stock-based incentive awards, in the form of stock options. In addition, the named executive officers are provided with certain benefits and perquisites and are entitled to certain severance benefits in the event their employment terminates under certain specified circumstances, as more fully described below.

        Each of the major elements comprising the compensation package for executive officers (salary, bonus and equity) is designed to achieve one or more of the Company's overall objectives in fashioning a competitive level of compensation, tying compensation to performance and establishing a meaningful and substantial link between each executive officer's compensation and our long-term financial success.

        There is no pre-established policy for the allocation of compensation between cash and non-cash components or between short-term and long-term components, nor are there any pre-established ratios between the Chief Executive Officer's compensation and that of the other named executive officers. Instead, the mix of compensation for each named executive officer is based on a review of the market data and a subjective analysis of that individual's performance and contribution to the Company's financial performance. Our mix of compensation elements is designed to reward results and motivate long-term performance through a combination of cash and equity incentive awards.

        Base Salary.    Base salary is intended to attract and retain qualified executives and to provide a level of security and stability from year to year and is not dependent to any material extent on the Company's financial performance. Traditionally, the base salary level of each executive officer is reviewed in the last quarter of each year, with any salary adjustments for the upcoming year to be effective on or about January 1 of that year. We target base salaries to be in the range of 80 percent to 90 percent of market. However, the Company may also consider the performance of each executive, contributions by the executive towards the Company's mission/goals and tenure at the Company. In light of a Companywide freeze on base compensation that became effective in October 2010, there were no salary adjustments for 2011 for our named executive officers, with the exception of Mr. Jarvis, whose base salary was increased by 5.2 percent effective January 1, 2011, to reflect increased responsibilities related to his role as Chief Compliance Officer and leading the Company's regulatory and industry relations effort.

        After reviewing financial performance, the data from the F.W. Cook study and the CEO's recommendations, the Compensation Committee approved and awarded salary increases as follows:

Name	Base Salary as of March 1, 2012 ($)	Base Salary as of December 31, 2010 ($)	Percentage Increase (%)
Michael D. Dean	470,000	400,000	17.5
Stephen M. Bunker	265,000	239,000	10.9
Gregory L. Probert	240,000	240,000	0.0
Jamon A. Jarvis	248,000	222,000	11.8
John R. DeWyze	222,000	205,000	8.1

        Cash Bonus.    The cash bonus program is designed to advance a pay-for-performance policy by bringing the total cash compensation for our executives up to market in a typical year and to exceed market when justified by Company performance. For 2011, the bonuses were determined by the Compensation Committee at its sole discretion based on overall Company performance measured in terms of sales revenue and operating income and each executive's individual performance. Although no portion of the bonuses was tied to the attainment of any specific pre-established performance goals, the Committee utilized sales revenue and operating income targets to determine a significant portion of each executive officer's bonus. The remaining portion was based upon each executive officer's individual performance to take into account accomplishments not directly accounted for by an analysis of the Company's financial performance.

        On March 1, 2012, the Compensation Committee awarded Mr. Dean a bonus in the amount of $400,000. In determining Mr. Dean's bonus, the Compensation Committee reviewed and considered the Company's strong financial performance measured in terms of sales revenue and operating income levels at each of its three operating divisions, its United States business segment ("NSP United States"), its international business segment ("NSP International") and its Synergy Worldwide division for 2011. In determining the amount of Mr. Dean's bonus, the Compensation Committee also noted that Mr. Dean had provided effective leadership in building his executive management team and in continuing to foster solid relationships with the Company's field of independent managers and distributors.

        The Compensation Committee awarded bonuses for the other named executive officers on March 1, 2012 as follows: Mr. Bunker—$195,263; Mr. Probert—$140,000; Mr. Jarvis—$193,474; and Mr. DeWyze—$167,485. In determining the bonus for each executive officer, the Compensation Committee reviewed the Company's performance measured in terms of the sales revenue and operating income levels attained on a consolidated basis against the prior year performance as well as the executive's individual performance. Due to the performance of the Company and its divisions, the bonuses for our named executives in 2011 increased compared to the prior year.

        Long-Term Incentives.    We provide long-term incentives in the form of option grants. The Compensation Committee believes that option grants align the interests of the executive officer with those of the shareholders and provide the officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Since 2010, the vesting of options has been tied to the attainment of the Company's operating metrics. The Committee believes that performance-based options further reward long-term decision making and value creation, align shareholders' and managements' interests.

        2011 Awards.    On January 3, 2011, the Compensation Committee granted performance-based options to purchase shares of Common Stock of the Company under the 2009 Plan to the named executives as follows: Mr. Dean—150,000 shares, Mr. Bunker—30,000 shares, Mr. Jarvis—30,000 shares, and Mr. DeWyze—30,000 shares. On June 16, 2011, the Compensation Committee granted 100,000 performance-based and 100,000 time-based options to purchase shares of Common Stock of the

Company under the 2009 Plan to Mr. Probert, in connection with his employment as the Company's Executive Vice Chairman. The awards are designed to act as retention tools and to continue to incentivize the officers and align their interests with those of the shareholders. In determining the size of the awards, the Compensation Committee took into account the Company's overall performance in 2010 and general expectations for the Company in 2011 and 2012. Each option performance-based grant vests in 1/3 increments subject to achieving certain earnings metrics of 6%, 8% or 10% operating income margin as reported in the Company's financial results, adjusted for share-based compensation expense, for four of five consecutive fiscal quarters over the term of the options, provided the executive remains in employment with the Company through the end of the last quarter in which the performance goal is achieved. The time-based options granted to Mr. Probert will vest in 1/3 increments from the grant date. Each option will accelerate in full upon certain terminations of employment or upon a change in control. The operating income margin targets were stretch goals intended to focus the officers' efforts on returning the Company to profitability through increasing sales and increasing operating efficiencies. The Company believes the vesting acceleration of their equity awards upon a change in control is appropriate as those awards are designed to serve as the primary vehicle for wealth creation and the accumulation of financial resources for their retirement years, and a change in control event is an appropriate liquidation point for awards intended for such purpose. The Company does not provide the executive officers with any defined benefit pension plan or supplemental executive retirement plan, and the only other opportunities for wealth accumulation and retirement funds is through the limited deferral opportunities provided under the Company's 401(k) savings plan and the non-qualified deferred compensation plan. The exercise price per share is $8.88, the closing price per share of our common stock on the grant date. Each option has a term of ten years.

        In March 2012, the Compensation Committee determined that, based on the Company's financial reporting for the four fiscal quarters of 2011, the Company had met or exceeded the 8% operating margin level in each fiscal quarter excluding one-time contract termination costs of $14.75 million, which the Committee determined should be excluded from the calculation of operating margins for purposes of any vesting determination. Accordingly, 2/3 of each of the 2011 option grants vested on December 31, 2011.

        Vesting of 2010 Awards.    In 2010, we granted 176,000 performance-based stock options to our named executive officers with a similar vesting schedule. Based on the operating margin levels for each of the four fiscal quarters in 2011, adjusted for stock-based compensation expense and excluding one-time contract termination costs of $14.75 million (referenced above), 2/3 of each of the 2010 option grants vested on December 31, 2011. In addition, we granted 150,000 time-based stock options to our named executive officers to purchase shares of Common Stock of the Company, which vests in three equal annual installments over each year of service measured from March 12, 2010. As of March 12, 2012, 2/3 of the time-based option grants vested.

        Future Grants.    The Compensation Committee expects to make future grants on a discretionary basis. The Compensation Committee does not have any policy or practice of timing awards to the release of the Company's financial reports.

        Executive Officer Perquisites.    In 2011, we paid premiums on $250,000 life insurance policies for Messrs. Jarvis and DeWyze and provided each of our named executive officers the opportunity to receive up to $2,500 for tuition assistance; however, none of our executive officers elected to receive tuition assistance. These perquisites are not a significant component of our executive compensation program.

        Other Programs.    Our executive officers are eligible to participate in our 401(k) employee savings plan, medical plans and other benefit plans on the same basis as all other regular U.S. employees.

        Deferred Compensation Programs.    The Company has adopted a deferred compensation plan, the SEDP, for its executive officers, certain other selected employees and its non-employee Directors to enable them to save for retirement by deferring their income and the associated tax to a future date following termination of employment. Under the SEDP, the named executive officers and other participants have the opportunity to defer compensation to future dates specified by the participant with a return based on investment alternatives selected by the participant. The Company believes that the SEDP is comparable to similar plans offered by its competitors. The amounts deferred under the SEDP for the named executive officers are reported below in the Summary Compensation Table and the Nonqualified Deferred Compensation Table.

        Hedging.    Company policy prohibits executives from entering into hedging transactions (such as put and call options) that would operate to lock-in value of their equity compensation awards at specified levels. Executive officers are also prohibited from pledging the Company's stock or holding such stock in margin accounts. Accordingly, the executive officers bear the full risk of economic loss, like any other shareholder, with respect to their equity holdings.

        Employment Agreements.    We have entered into employment agreements with each of our named executive officers. We believe that the employment agreements with our named executive officers achieve two important goals crucial to our long-term financial success: the long-term retention of our senior executives and their commitment to the attainment of our strategic objectives. We believe the agreements allow our named executive officers to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situations during periods when substantial disruptions and distractions might otherwise prevail. Upon the cessation of a named executive officer's employment due to termination by the Company without cause or by reason of death or incapacity, the named executive officer (other than for Mr. Dean and Mr. Probert, whose agreements are described below) will receive continued payment of his or her base and medical insurance coverage for a period of 12 months together with a reimbursement of up to $6,000 of any tax liability incurred by the executive in the event benefits received pursuant to such continued coverage result in taxable income to the executive.

        On March 12, 2010, we entered into an employment agreement with Michael D. Dean who initially served as our President and Chief Executive Officer Elect and became our President and Chief Executive Officer on July 1, 2010. A summary of the material terms of Mr. Dean's agreement are described more fully in "President and Chief Executive Office Employment Agreement" below. Upon the cessation of his employment due to termination by the Company without cause or by him for good reason, or by reason of his death or incapacity, he will receive continued payment of his base salary and medical insurance coverage for a period of 12 months.

        On June 11, 2011, we entered into an employment agreement with Gregory L. Probert who serves as our Executive Vice Chairman. Upon cessation of employment due to termination by the Company without cause or by him for good reason, or by reason of death or incapacity, he will receive continued payment of base salary for a period of 12 months or the end of the three-year term of his employment agreement, if longer.

        The severance payments and benefits for the named executive officers are an important part of employment arrangements designed to retain these named executive officers and provide certainty with respect to the payments and benefits to be provided upon certain termination events.

        A summary of the material terms of the officer employment agreements, together with a quantification of the severance benefits payable under those agreements to each of the executive officers named in the Summary Compensation Table may be found in the section below entitled "Employment Agreements and Potential Payments upon Termination or Change in Control."

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their named executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. The limitation applies only to compensation that is not considered to be performance-based under the terms of Section 162(m). We attempt to structure our compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The compensation paid to our named executive officers for 2011 did not exceed the $1.0 million limit per officer. However, as we continue to increase salaries and bonuses for our named executive officers, together with the amounts recognized from equity awards, it is possible that the non-performance-based compensation payable to our named executive officers will exceed the $1.0 million limit in one or more future years. We believe that in establishing the cash and equity incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more named executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to our financial performance or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the named executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis disclosure with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:
Jeffrey D. Watkins
Albert R. Dowden
Robert B. Mercer
Mark R. Genender

        Compensation Committee Interlocks and Insider Participation.    No member of the Compensation Committee at any time during 2011 was an officer or employee of the Company. None of our executive officers, with the exception of Mr. Dean and Mr. Probert, as noted above, at any time during 2011 served on the Board of Directors or Compensation Committee of any entity that had one or more executive officers serving as a member of our Board or our Compensation Committee.

Risk Assessment of Compensation Program

        The Company's compensation programs are designed to maintain an appropriate balance between incentives for long-term and short-term performances by utilizing a combination of compensation components, including base salary, annual cash bonus awards, and long-term equity awards. Although not all employees in the organization have compensation comprised of all three of these components, our compensation programs are generally structured so that any cash bonus awards based on short-term performances are not likely to constitute the predominant element of an employee's total compensation package and that other components will serve to balance the package. For this reason, the Company does not believe that its use of any cash bonus awards based upon short-term performance is reasonably likely to encourage excessive risk-taking by the participants in those compensation programs.

        In addition, a significant portion of the compensation provided to named executive officers and other senior officers is in the form of long-term equity awards that are tied to the value of our common stock: as the stock price appreciates, the amount of compensation increases. Accordingly, these awards further align the interests of management with those of the Company's shareholders. As described previously, the vesting of equity awards granted in 2010 and 2011 to our named executive officers is subject to the attainment of certain performance goals, with such attainment to occur at any time over the 10 year term of the awards. The performance goals are tied to targeted levels of our operating margins and are intended to create and sustain long term performance, thereby creating shareholder value. The long period of time in which the performance goals triggering vesting may be achieved discourages unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company's stock price.

Executive Compensation

        The following table sets forth a summary, for the years ended December 31, 2011, 2010 and 2009, of the compensation of the principal executive officer, the principal financial officer, the three most highly compensated executive officers of the Company (not including the principal executive officer and the principal financial officer) whose total compensation for the 2011 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of 2011. The listed individuals shall be hereinafter referred to as the "named executive officers." No other executive officers who would have otherwise been includable in such table on the basis of total compensation for 2010` have been excluded by reason of their termination of employment or change in executive status during that year.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
(a)	(b)	(c)	(d)	(e)	f)	(g)
Michael D. Dean,	2011	400,000	400,000	603,000	8,044	1,411,044
Chief Executive Officer	2010	324,615	200,000	698,000	68,201	1,290,816
	2009	—	—	—	—	—
Stephen M. Bunker,	2011	239,000	195,263	120,600	7,710	562,573
EVP, CFO & Treasurer	2010	239,000	80,000	216,920	13,832	549,752
	2009	225,000	80,000	57,157	13,755	375,912
Gregory L. Probert,	2011	131,077	140,000	1,530,000	3,046	1,804,123
Executive Vice Chairman	2010	—	—	—	—	—
	2009	—	—	—	—	—
Jamon A. Jarvis,	2011	222,000	193,474	120,600	7,410	543,484
EVP, General Counsel, Chief	2010	211,000	70,000	207,060	12,736	500,796
Compliance Officer & Secretary	2009	198,000	70,000	57,157	13,231	338,388
John R. DeWyze,	2011	205,000	167,485	120,600	9,088	502,173
EVP & VP of Operations	2010	205,000	55,000	197,200	12,788	469,988
	2009	201,000	62,979	57,157	13,969	335,105

(1)
Amounts for 2011 include amounts that were deferred into the SEDP for 2011, as follows: Mr. Dean—$0; Mr. Bunker—$0; Mr. Probert—$0; Mr. Jarvis—$0; and Mr. DeWyze—$54,881. The SEDP provides selected employees and non-employee Directors with the ability to defer compensation to future dates specified by the participant with a return based on investment alternatives selected by the participant. The SEDP is more fully described in the section following the Nonqualified Deferred Compensation Plans table below. In addition, 2011 includes amounts that were deferred from the executive salaries into the 401(k) plan for 2011, as follows: Mr. Dean—$12,250; Mr. Bunker—$17,750; Mr. Probert—$6,092; Mr. Jarvis—$12,250; and Mr. DeWyze—$17,750.

(2)
Amounts reflect the aggregate grant date fair value of the option grant made in each applicable fiscal year, in each instance calculated in accordance with FASB ASC Topic 718. See Note 10 to the Notes to Consolidated Financial Statements set forth in Item 8 of the 2011 Annual Report filed on Form 10-K filed with the SEC on March 5, 2012 for a description of the assumptions used in calculating such fair value. For this purpose, the estimate of forfeitures relating to vesting conditions is disregarded. The option awards include both non-qualified stock options and performance-based stock options. With respect to the performance-based stock options, the aggregate grant date fair value is based on the probable outcome of the attainment of the performance goals. For this purpose, the probable outcome of the attainment of the performance goals is full attainment.

(3)
"All Other Compensation" includes the following amounts paid by the Company for the fiscal year ended December 31, 2011. The amounts disclosed are the actual costs to the Company of providing these benefits.

Name	401(k) Plan Company Contribution ($)	Life Insurance Premium($)	Disability Insurance Premium ($)	Total ($)
Michael D. Dean	6,125	1,379	540	8,044
Stephen M. Bunker	6,125	1,225	360	7,710
Gregory L. Probert	3,046	—	—	3,046
Jamon A. Jarvis	6,125	925	360	7,410
John R. DeWyze	6,125	2,603	360	9,088

Grants of Plan-Based Awards in Fiscal Year 2011

        The following table provides certain summary information concerning each grant of an award made to named executive officers in 2011 under a compensation plan.

									Aggregate Grant Date Fair Value of Stock Option Awards ($)(4)
						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael D. Dean	1/3/2011	(1)	50,000	150,000	—	—	—	8.88	603,000
Stephen M. Bunker	1/3/2011	(1)	10,000	30,000	—	—	—	8.88	120,600
Gregory L. Probert	6/16/2011	(2)	33,333	100,000	—	—	—	15.05	765,000
Gregory L. Probert	6/16/2011	(3)	33,333	100,000	—	—	—	15.05	765,000
Jamon A. Jarvis	1/3/2011	(1)	10,000	30,000	—	—	—	8.88	120,600
John R. DeWyze	1/3/2011	(1)	10,000	30,000	—	—	—	8.88	120,600

(1)
Option grant vests in three equal installments upon achievement of 6%, 8% or 10% operating income margins as reported, adjusted for stock-based compensation expense, during four of five consecutive fiscal quarters, provided the executive remains in employment with the Company through the end of the last quarter in which the performance goal is achieved. These options are also subject to accelerated vesting upon a change of control of the Company or involuntary termination without cause of the executive by the Company.

(2)
Option grant vests in three equal installments upon achievement of 6%, 8% or 10% operating income margins as reported, adjusted for stock-based compensation expense, during four of five consecutive fiscal quarters, provided the executive remains in employment with the Company through the end of the first quarter in which the performance goal is achieved. These options are also subject to accelerated vesting upon a change of control of the Company or involuntary termination without cause of the executive by the Company.

(3)
Option grant vests in three equal annual installments over each year of service measured from June 16, 2011, subject to the executive's continued employment with the Company. Amounts reflect the aggregate grant date fair value of the option grant made in each applicable fiscal year, in each instance calculated in accordance with FASB ASC Topic 718.

(4)
Except as set forth in footnote 3 above, represents the grant-date fair value of each reported equity award, calculated in accordance with FASB ASC Topic 718, and does not take into account any estimated forfeitures. The grant-date fair value of the performance-based stock options is based on the probable outcome of the attainment of one or more pre-established performance objectives. For this purpose, the probable outcome of the attainment of one or more pre-established performance objectives is full attainment.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2011:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Michael D. Dean(1)	25,000	—	—	5.35	9/24/2019	(1)
	50,000	100,000	—	8.51	3/21/2020	(2)
	33,333	—	16,667	8.51	3/21/2020	(3)
	100,000	—	50,000	8.88	1/3/2021	(3)
TOTAL	208,333	100,000	66,667
Stephen M. Bunker	20,000	—	—	11.85	3/14/2013	(4)
	—	15,000	—	5.35	9/24/2019	(5)
	29,334	—	14,666	11.37	5/10/2020	(3)
	20,000	—	10,000	8.88	1/3/2021	(3)
TOTAL	69,334	15,000	24,666
Gregory L. Probert	—	—	100,000	15.05	6/16/2021	(6)
	—	100,000	—	15.05	6/16/2021	(7)
TOTAL	—	100,000	100,000
Jamon A. Jarvis	12,000	—	—	11.85	3/14/2013	(4)
	—	15,000	—	5.35	9/24/2019	(5)
	28,000	—	14,000	11.37	5/10/2020	(3)
	20,000	—	10,000	8.88	1/3/2021	(3)
TOTAL	60,000	15,000	24,000
John R. DeWyze	—	15,000	—	5.35	9/24/2019	(5)
	26,667	—	13,333	11.37	5/10/2020	(3)
	20,000	—	10,000	8.88	1/3/2021	(3)
TOTAL	46,667	15,000	23,333

(1)
Options vested in full on November 6, 2009, following shareholder approval of the 2009 Stock Incentive Plan.

(2)
Option vests in three equal annual installments over each year of service measured from March 12, 2010, subject to the executive's continued employment with the Company. These options are also subject to accelerated vesting upon a change of control of the Company or involuntary termination without cause of the executive by the Company or termination by the executive for good reason.

(3)
Option grant vests in three equal installments upon the achievement of 6%, 8% or 10% operating income margins as reported, adjusted for stock-based compensation expense, during four of five consecutive fiscal quarters, provided the executive remains in employment with the Company through the end of the last quarter in which the performance goal is achieved. The Company's operating margin for the four fiscal quarters in 2011 exceeded 8% and accordingly, the options subject to vesting based upon the achievement of the 6% and 8% operating income margins vested as of December 31, 2011, which was certified by the Company's Compensation Committee on March 1, 2012 prior to the issuance of the Company's 2011 Annual Report on Form 10-K. The options held by our named executive officers are subject to accelerated vesting upon a change of control of the Company or involuntary termination without cause of the executive by the Company.

(4)
Options vested in full on March 15, 2008.

(5)
Options will vest in full on September 1, 2012, subject to the executive's continued employment with the Company.

(6)
Option grant vests in three equal installments upon the achievement of 6%, 8% or 10% operating income margins as reported, adjusted for stock-based compensation expense, during four of five consecutive fiscal quarters beginning July 1, 2011, provided the executive remains in employment with the Company through the end of the first quarter in which the performance goal is achieved.

(7)
Option vests in three equal annual installments over each year of service measured from June 16, 2011, subject to the executive's continued employment with the Company. These options are also subject to accelerated vesting upon a change of control of the Company or involuntary termination without cause of the executive by the Company.

Option Exercises

        There were no stock options exercised during 2011 by the named executive officers.

Pension Benefits

        The Company does not have a pension plan in which the named executive officers can participate to receive payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation Plans

        Information regarding the named executive officers' participation in the Company's nonqualified deferred compensation plan is included below.

        Supplemental Elective Deferral Plan.    The Company has adopted the Nature's Sunshine Products, Inc. Supplemental Elective Deferral Plan. The following table sets forth information relating to the SEDP for 2011 for the named executive officers:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
Michael D. Dean	—	—	—	—	—
Stephen M. Bunker	—	—	—	—	—
Gregory L. Probert	—	—	—	—	—
Jamon A. Jarvis	—	—	—	—	—
John R. DeWyze	54,881	—	3,619	—	403,616

(1)
Executive contributions are included in the "Salary" reported under the Summary Compensation Table above.

(2)
Earnings is defined to reflect the difference in the account balance between the beginning and end of the year, less any executive or Company contributions and any amounts withdrawn or distributed. Earnings include realized and unrealized gains, capital gains and dividends paid. These amounts do not constitute above-market or preferential earnings and, accordingly, are not included in amounts in the Summary Compensation Table above.

(3)
Mr. DeWyze contributed income deferral amounts of $54,881, $45,329, and $26,732 into the Supplemental Elective Deferral Plan for the years ended December 31, 2011, 2010, and 2009, respectively.

        The SEDP permits the named executive officers, certain other employees and the Company's non-employee Directors with the opportunity to defer specified percentages (up to 75 percent) of their compensation, including amounts that could not be deferred under the Company's Tax Deferred Retirement Plan because of the limitations under such plan imposed by the Internal Revenue Code. Participants may elect deferred amounts to be paid in monthly payments over 3 or 5 years or in a lump sum upon separation from service. Deferrals are credited with gain or loss based on the performance of one or more investment alternatives selected by the participant from among the investment funds offered by the Board. No actual investments are held in the participants' accounts and participants will at all times remain general unsecured creditors of the Company with respect to their account balances.

Employment Agreements and Potential Payments upon a Change in Control

        The Company has employment agreements in place with each of its named executive officers. Among other things, these employment agreements set minimum annual base salaries for each named executive officer and also establish that each named executive officer is eligible to participate in the Company's executive bonus program. Payment of any bonus will be at the sole discretion of the Compensation Committee. The following table includes the minimum annual base salary pursuant to the terms of their respective employment agreements and their base salaries as of December 31, 2011, as established by the Compensation Committee in accordance with the terms of their respective employment agreements:

Name	Minimum Annual Base Salary ($)	Base Salary as of December 31, 2011 ($)
Michael D. Dean	400,000	400,000
Stephen M. Bunker	200,360	239,000
Gregory L. Probert	240,000	240,000
Jamon A. Jarvis	175,360	222,000
John R. DeWyze	195,000	205,000

        Pursuant to the terms of the employment agreement for each of our named executive officers (other than Mr. Dean and Mr. Probert, whose agreements are described below), each named executive officer is eligible to receive certain termination benefits. The employment agreements for our named executive officers (other than Mr. Probert) provide that in the event the named executive officer is terminated by the Company without cause or in the event the named executive officer's employment ceases due to death or incapacity, he will be entitled to receive a severance payment equal to his annual base salary for the year of termination payable in 12 equal monthly installments and continued medical insurance coverage for 12 months, together with a reimbursement of up to $6,000 of any tax liability incurred by the executive in the event benefits received pursuant to such continued coverage result in taxable income to the executive. Pursuant to the terms of their employment agreements, for a period of one year after the cessation of the named executive officer's employment, the named executive officer will be subject to certain non-compete and non-solicitation covenants.

Chief Executive Officer Employment Agreement

        On March 12, 2010, we entered into an employment agreement with Michael Dean who initially served as our President and Chief Executive Officer Elect and became our President and Chief Executive Officer on July 1, 2010. His agreement provides a minimum base salary of $400,000, which is subject to at least an annual review by the Compensation Committee of the Board of Directors and a discretionary bonus for each calendar year of up to one hundred percent (100%) of his base salary. In addition, Mr. Dean is eligible to participate in the Company's cash bonus, option grants, and other performance-based incentives. Upon the cessation of his employment due to termination by the Company without cause or by him for good reason, or by reason of his death or incapacity, he will receive continued payment of his base salary and medical insurance coverage for a period of 12 months. Pursuant to Mr. Dean's employment agreement, "good reason" occurs when (i) without Mr. Dean's express written consent, there is a material breach by the Company of any material contractual obligation to Mr. Dean under the terms of his employment agreement or Mr. Dean's duties or responsibilities, as set forth in the agreement, are materially diminished; (ii) Mr. Dean provides written notice of such breach or diminution to the Company within thirty (30) days of his knowledge of the occurrence of the breach or diminution; (iii) the Company fails to cure the breach or diminution within thirty (30) days after receipt of such notice; and (iv) Mr. Dean terminates his employment with the Company within thirty (30) days following the expiration of such cure period.

        Pursuant to the terms of his employment agreement, on March 12, 2010, Mr. Dean was also granted two options under the 2009 Plan as follows: an option to purchase 150,000 shares of Common Stock of the Company, which vests in three equal annual installments over each year of service measured from March 12, 2010, and an option to purchase 50,000 shares of Common Stock of the Company, which vests in three equal installments upon the achievement of 6%, 8% and 10% operating income margins as reported, adjusted for stock-based compensation expense, during four of five consecutive fiscal quarters over the term of the option, provided Mr. Dean remains in employment with the Company through the end of the last quarter in which the performance goal is achieved. The options are subject to accelerated vesting upon a change in control or upon Mr. Dean's involuntary termination other than for cause or by him for good reason. The operating income margin goals were not achieved in 2010 and therefore the performance-based option did not vest in 2010; however, based on the operating income margins achieved in 2011, 2/3 of the performance based option vested on December 31, 2011, as certified by the Company's Compensation Committee on March 1, 2012 prior to the issuance of the Company's 2011 Annual Report on Form 10-K. Each option granted to Mr. Dean has a term of ten years.

Mr. Probert's Employment Agreement

        On June 16, 2011, we entered into an employment agreement with Mr. Probert, who serves as the Company's Executive Vice Chairman and as a member of the Board of Directors. His agreement provides for a minimum base salary of $240,000 which is subject to at least an annual review by the Compensation Committee and a target bonus of 100% of his base salary. The agreement has a term of three years and provides that in the event of his employment being terminated by the Company without cause, or by him for "good reason", or by reason of death or disability, he will be entitled to receive a severance payment equal to his base salary throughout the then remaining term of his employment agreement or to his base salary for 12 months from and after such termination payable in 12 equal monthly installments, whichever is greater. Pursuant to Mr. Probert's employment agreement, "good reason" occurs when (i) without Mr. Probert's express written consent, (a) there is a material breach by the Company of any material contractual obligation to Mr. Probert under the terms of his employment agreement, (b) Mr. Probert's title or position is changed to one of lesser stature and materially less authorities, duties or responsibilities; (c) he is required to report to an office or governing body lower than the Board of Directors (in his role as a member of the Board) or the chief executive officer (in his executive role) or (d) he is no longer serving as a member of the Board of Directors for any reason other than his resignation or removal for cause, (ii) Mr. Dean provides written notice of such breach or diminution to the Company within sixty (60) days of his knowledge of the occurrence of the event giving rise to good reason; (iii) the Company fails to cure the breach or diminution within thirty (30) days after receipt of such notice; and (iv) Mr. Probert terminates his employment with the Company within thirty (30) days following the expiration of such cure period. In the event that any severance payments or benefits in connection with a change in control result in an excise tax under Section 280G of the Internal Revenue Code, the payments and benefits will be subject to reduction so as to maximize his net after tax benefit after taking into account all taxes (including any such excise tax).

        Pursuant to the terms of his employment agreement, on June 16, 2011, Mr. Probert was also granted two options under the 2009 Plan as follows: an option to purchase 100,000 shares of Common Stock of the Company, which vests in three equal annual installments over each year of service measured from June 16, 2011, and an option to purchase 100,000 shares of Common Stock of the Company, which vests in three equal installments upon the achievement of 6%, 8% and 10% operating income margins as reported, adjusted for stock-based compensation expense, during four of five consecutive fiscal quarters over the term of the option, provided Mr. Probert remains in employment with the Company through the end of the last quarter in which the performance goal is achieved. The options are subject to accelerated vesting upon a change in control or upon Mr. Probert's involuntary termination by the Company other than for cause or by him for good reason. Each option granted to Mr. Probert has a term of ten years.

Equity Awards

        Each outstanding option held by our named executive officers will accelerate in full upon a change in control of the Company. A change in control generally includes: (i) acquisition of more than fifty percent (50%) of the Company's voting stock by any person or group of related persons; (ii) approval of a merger or consolidation as a result of which less than 50% of the outstanding voting securities are owned by stockholders of the Company immediately prior to such reorganization, (iii) approval by the stockholders of all or substantially all of the Company's assets, (iv) a change in the composition of the Board such that a majority of the directors who are currently on the Board, together with those subsequently nominated by such directors, no longer constitute a majority of the Board.

Potential Payments upon Termination

        The following table sets forth the estimated payments and benefits that would have been payable to all of the named executive officers under their agreements in the termination circumstances as described above had their employment terminated on December 31, 2011. All cash payments are assumed to be made in a lump sum and would be paid by the Company. The amounts set forth in this table represent estimates and forward-looking information that is subject to substantial variation, based on the timing of the triggering event. The Company cautions the reader to consider these limitations in reviewing the following table.

	Mr. Dean	Mr. Bunker	Mr. Probert	Mr. Jarvis	Mr. DeWyze
Salary severance	$400,000	$239,000	$586,000	$222,000	$205,000
Continued Medical Insurance Coverage	8,100	8,100	—	8,100	8,100
Value of Accelerated Vesting(1)	1,149,800	127,300	94,000	124,500	121,700
Other Benefits(2)	—	6,000	—	6,000	6,000

TOTAL	$1,557,900	$380,400	$680,000	$360,600	$340,800

(1)
Represents the intrinsic value of accelerated vesting of all outstanding options based on $15.52 closing price per share of Common Stock on December 31, 2011.

(2)
Represents reimbursement of up to $6,000 of any tax liability incurred by the named executive officer in the event benefits received pursuant to continued medical insurance coverage result in taxable income to the named executive officer.

Potential Payment upon a Change in Control (No Termination of Employment)

        The outstanding equity awards held by each named executive officer will vest in full upon a change in control transaction,

	Mr. Dean	Mr. Bunker	Mr. Probert	Mr. Jarvis	Mr. DeWyze
Value of Accelerated Vesting(1)	1,149,800	127,300	94,000	124,500	121,700

(1)
Represents the intrinsic value of the accelerated vesting of all of the named executive officer's stock options based on the $15.52 closing price per share of the Company's Common Stock on December 31, 2011.

 Equity Compensation Plans

        The following table contains information regarding the Company's equity compensation plans as of December 31, 2011:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,263,090	$9.70	238,350
Equity compensation plans not approved by security holders(2)	111,400	11.85	—

Total	1,374,490	$9.88	238,350

(1)
Consists of two plans: The Nature's Sunshine Products, Inc. 2009 Stock Incentive Plan (the "2009 Incentive Plan") and the Nature's Sunshine Products, Inc. 1995 Stock Option Plan (the "1995 Option Plan"). The 2009 Incentive Plan was approved by shareholders on November 6, 2009.

(2)
During the year ended December 31, 2007, the Company issued nonqualified options to purchase shares of common stock outside of any shareholder approved stock incentive plan. These option grants were subsequently approved by the shareholders.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The Board's Audit Committee is responsible for review, approval, or ratification of "related-person transactions" involving the Company or its subsidiaries and related persons. Under SEC rules, a related person is a Director, officer, nominee for Director, or five percent shareholder of the Company since the beginning of the previous fiscal year, and their immediate family members. We have adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. If the Audit Committee determines a related person has a material interest in a transaction, the Audit Committee may approve, ratify, rescind, or take other action with respect to the transaction in its discretion.

        Eugene L. Hughes, a former member of our Board of Directors, retired as an employee of the Company effective as of December 22, 2008. The Company and Mr. Hughes entered into a Retirement and Consulting Agreement, dated as of December 9, 2008, pursuant to which Mr. Hughes provides consulting services to the Company for an initial term of eight years following his retirement. In exchange for such consulting services, Mr. Hughes will receive (i) annual compensation of $215,000 for the first two years of service, (ii) annual compensation of $100,000 for the remainder of the initial term, (iii) annual compensation of $50,000 for each year in which he provides services after the initial term, and (iv) certain medical and life insurance benefits.

        Kristine F. Hughes is the spouse of Mr. Hughes, who is an emeritus member of our Board of Directors.

        Kent Hastings, Employee Director of International Compensation Analysis, is the son-in-law of Kristine F. Hughes. His compensation for fiscal year 2011, inclusive of his fiscal year 2011 bonus, Company's 401(k) match, and product credit, was below the $120,000 disclosure limitation.

        On June 16, 2011, Gregory L. Probert was appointed to the Board of Directors. On this same date, we entered into an employment agreement with Mr. Probert to serve as our Executive Vice Chairman.

        Mr. Probert's employment agreement has a term of three years and provides that Mr. Probert will dedicate one-half of his business time to the Company. The employment agreement provides a base salary of $240,000, which is subject to at least an annual review by the Board of Directors. In addition, Mr. Probert is eligible to participate in the Company's annual cash bonus program up to 100% of his base salary. Upon the cessation of his employment due to termination by the Company without cause or by him for good reason, or by reason of his death or incapacity, he will receive continued payment of his base salary for the remaining balance of his three-year term of employment or for the 12 months following his termination, whichever time period is greater.

        On June 16, 2011, Mr. Probert was also granted options to purchase 200,000 of common stock under the 2009 Stock Incentive Plan. The options were granted with an exercise price of $15.05 per share, the market price on the day of the grant. 100,000 options will vest in three equal annual installments subject to Mr. Probert's continued employment over the three year period measured from the date of the employment agreement, while 33,333 options will vest upon the Company achieving a 6 percent operating income margin based upon the Company's reported financial results for four out of five consecutive quarters, 33,333 options will vest upon the Company achieving a 8 percent operating income margin based upon the Company's reported financial results for four out of five consecutive quarters, and 33,334 options will vest upon the Company achieving a 10 percent operating income margin based upon the Company's reported financial results, adjusted for stock-based compensation expense, for four out of five consecutive quarters, provided he remains employed with the Company through the last day of the first fiscal quarter in which the performance goal is achieved. The options have a term of ten years.

LEGAL PROCEEDINGS

        None.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies.

        This year, a number of brokers with account holders who are our shareholders will be "householding" the proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, you may (i) notify your broker, (ii) direct your written request to our Corporate Secretary at our principal executive offices at 75 East 1700 South, Provo, Utah 84606, or (3) contact Nature's Sunshine directly at (801) 342-4300. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request at the address or telephone number above, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of these materials was delivered.

OTHER MATTERS

        The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that the proxies in the enclosed form will be voted in accordance with the judgment of the person voting the proxies.

  Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting regardless of the number of shares you may hold. Therefore, I urge you to vote as promptly as possible. You may vote your shares by visiting the website http://www.voteproxy.com. To limit printing and other expenses for the Company and its shareholders, shareholders will not receive a printed copy of the proxy materials unless they have previously made a permanent election to receive these materials in printed form. Timely voting will ensure your representation at the Annual Meeting. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

By Order of the Board of Directors
/s/ JAMON A. JARVIS Jamon A. Jarvis
Provo, Utah	Executive Vice President, General Counsel, Chief
June 18, 2012	Compliance Officer and Secretary

Appendix A

NATURE'S SUNSHINE PRODUCTS, INC.

2012 STOCK INCENTIVE PLAN

i

NATURE'S SUNSHINE PRODUCTS, INC.
2012 STOCK INCENTIVE PLAN

Section 1.  Purpose

        The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors, advisors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's stockholders.

Section 2.  Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

          (a)   "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

          (b)   "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

          (c)   "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. An Award Agreement may be in an electronic medium and need not be signed by a representative of the Company or the Participant. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

          (d)   "Board" shall mean the Board of Directors of the Company.

          (e)   "Change in Control" shall have the meaning ascribed to such term in an Award Agreement between the Participant and the Company.

          (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (g)   "Committee" shall mean the committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m).

          (h)   "Company" shall mean Nature's Sunshine Products, Inc., a Utah corporation, and any successor corporation.

          (i)    "Director" shall mean a member of the Board.

          (j)    "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

          (k)   "Eligible Person" shall mean any employee, officer, consultant, independent contractor, advisor or non-employee director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person. An Eligible Person must be a natural person.

          (l)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (m)  "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares as reported on the consolidated transaction reporting system on such date or, if such exchange is not open for trading on such date, on the most recent preceding date that such exchange is open for trading.

          (n)   "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

          (o)   "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          (p)   "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

          (q)   "Other Stock-Based Award" shall mean any right granted under Section 6(g) of the Plan.

          (r)   "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

          (s)   "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

          (t)    "Performance Goal" shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization and net earnings), earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, economic value added, cash generation, cash flow, unit volume, working capital, market share, cost reductions, number of customers, workforce satisfaction and diversity goals, environmental health and safety goals, employee retention, customer satisfaction, completion of key projects and strategic plan development and implementation and key metrics. Each such performance goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company's performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect).

          (u)   "Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

          (v)   "Plan" shall mean the Nature's Sunshine Products, Inc. 2009 Stock Incentive Plan, as amended from time to time.

          (w)  "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

2

          (x)   "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

          (y)   "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (z)   "Section 162(m)" shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

          (aa) "Section 409A" shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

          (bb) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (cc) "Shares" shall mean shares of Common Stock, no par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

          (dd) "Specified Employee" shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

          (ee) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

          (ff)  "Stock Award" shall mean any Share granted under Section 6(b) of the Plan.

          (gg) "2009 Plan" shall mean the Nature's Sunshine Products, Inc. 2009 Stock Incentive Plan.

Section 3.  Administration

          (a)  Power and Authority of the Committee.    The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement, provided, however, that, except as otherwise permitted in connection with an event as provided under Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation or any other means; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xi) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S.

3

  jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

          (b)  Power and Authority of the Board.    Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Rule 16b-3 or Section 162(m).

Section 4.  Shares Available for Awards

          (a)  Shares Available.    Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be the sum of: (i) One Million Five Hundred Thousand (1,500,000) and (ii) any Shares subject to any award under the 2009 Plan that, after the effective date of this Plan, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered due to termination or cancellation of such award, up to a maximum of 400,000 shares. Shares to be issued under the Plan may be authorized but unissued Shares, treasury shares or Shares acquired in the open market or otherwise. Notwithstanding the foregoing, (i) the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed One Million Five Hundred Thousand (1,500,000), subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision and (ii) the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed Seven Hundred and Fifty Thousand (750,000), subject to adjustment as provided in Section 4(c) of the Plan. If an Award terminates or is forfeited or cancelled without the issuance of any Shares, or if any Shares covered by an Award or to which an Award relates are not issued for any other reason, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such termination, forfeiture, cancellation or other event, shall again be available for granting Awards under the Plan. If Shares of Restricted Stock are forfeited or otherwise reacquired by the Company prior to vesting, whether or not dividends have been paid on such Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award of Restricted Stock, to the extent of any such forfeiture or reacquisition by the Company, shall again be available for granting Awards under the Plan. Shares that are withheld in full or partial payment to the Company of the purchase or exercise price relating to an Award or in connection with the satisfaction of tax obligations relating to an Award shall not be available for granting Awards under the Plan.

          (b)  Accounting for Awards.    For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For Stock Appreciation Rights settled in Shares upon exercise, the aggregate number of Shares with respect to which the Stock Appreciation Right is exercised, rather than the number of Shares actually issued upon exercise, shall be counted against the number of Shares available for Awards under the Plan. Awards that

4

  do not entitle the holder thereof to receive or purchase Shares and Awards that are settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.

          (c)  Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) available for granting Incentive Stock Options, (iii) the number and type of Shares (or other securities or other property) available for granting Restricted Stock and Restricted Stock Units, (iv) the number and type of Shares (or other securities or other property) subject to awards under the 2009 Plan that may be added to the share reserve under the Plan, (v) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (vi) the purchase price or exercise price with respect to any Award and (vii) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

          (d)  Award Limitations Under the Plan.

      (i)
      Section 162(m) Limitation for Certain Types of Awards.    No Eligible Person may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, and which is intended to represent "qualified performance-based compensation" with the meaning of Section 162(m), for more than Four Hundred Thousand (400,000) Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year.

      (ii)
      Section 162(m) Limitation for Performance Awards Denominated in Shares.    No Eligible Person may be granted Performance Awards denominated in Shares (including, without limitation, Restricted Stock and Restricted Stock Units, but excluding Awards described in Section 4(d)(i) above), and which are intended to represent "qualified performance-based compensation" with the meaning of Section 162(m), for more than Four Hundred Thousand (400,000) Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year.

      (iii)
      Section 162(m) Limitation for Performance Awards Denominated in Cash.    The maximum amount payable pursuant to all Performance Awards denominated in cash to any Participant in the aggregate in any taxable year shall be One Million Dollars ($1,000,000) in value, whether payable in cash, Shares or other property. The limitation contained in this Section 4(d)(iii) does not apply to any Award subject to the limitation contained in Section 4(d)(i) or Section 4(d)(ii). The limitation contained in this Section 4(d)(iii) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other stockholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

5

Section 5.  Eligibility

        Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.  Awards

          (a)  Options.    The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

      (i)
      Exercise Price.    The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

      (ii)
      Option Term.    The term of each Option shall be fixed by the Committee at the time but shall not be longer than ten (10) years from the date of grant.

      (iii)
      Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may, in its discretion, permit an Option to be exercised through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with the Company's pre-clearance/pre-notification policies) to effect the immediate sale of all or a portion of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale. Alternatively, except with respect to Incentive Stock Options, the Committee may, in its discretion, permit an Option to be exercised by delivering to

6

        the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

      (iv)
      Incentive Stock Options.    Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options, provided, however, that in the event the Plan fails to be approved by the stockholders of the Company within one year of its adoption by the Board as required in Section 10, such Incentive Stock Options shall be deemed to be Non-Qualified Stock Options issued under the Plan:

      (A)
      The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

      (B)
      All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

      (C)
      Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

      (D)
      The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

      (E)
      Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

          (b)  Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant (A) to the extent necessary

7

  or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

          (c)  Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

      (i)
      Restrictions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant's death, disability or retirement or a Change in Control.

      (ii)
      Issuance and Delivery of Shares.    Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

      (iii)
      Forfeiture.    Except as otherwise determined by the Committee, upon a Participant's termination of employment or resignation or removal as a director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units, except as otherwise provided in the Award Agreement.

          (d)  Performance Awards.    The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during

8

  such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards that are granted to Eligible Persons who may be "covered employees" under Section 162(m) and that are intended to be "qualified performance-based compensation" within the meaning of Section 162(m), to the extent required by Section 162(m), shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

      (i)
      Timing of Designations; Duration of Performance Periods.    For each Award intended to be "qualified performance-based compensation", the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of Performance Goals; provided that, with respect to such Performance Goals, the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

      (ii)
      Certification.    Following the close of each performance period and prior to payment of any amount to a Participant with respect to an Award intended to be "qualified performance-based compensation," the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

      (iii)
      Payment of Qualified Performance Awards.    Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis subject to the requirements of Section 409A. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with an Award intended to be "qualified performance-based compensation," but may not exercise discretion to increase such amount.

      (iv)
      Certain Events.    If a Participant dies or becomes permanently and totally disabled before the end of a performance period or after the performance period and before an Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid a pro-rated portion of the Award that the Participant would have received but for his or her death or disability.

          (e)  Dividend Equivalents.    The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

9

          (f)  Stock Awards.    The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

          (g)  Other Stock-Based Awards.    The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares, or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes (provided, however, that the par value of any Shares to be issued pursuant to such exercise shall be paid in the form of cash, services rendered, personal property, real property or a combination thereof and the acceptance such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), as the Committee shall determine.

          (h)  General.

      (i)
      Consideration for Awards.    Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

      (ii)
      Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

      (iii)
      Forms of Payment under Awards.    Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

      (iv)
      Term of Awards.    Subject to Section 6(a)(iv)(C), the term of each Award shall be for a period not to exceed ten (10) years from the date of grant.

      (v)
      Limits on Transfer of Awards.    Except as otherwise provided by the Committee or in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of

10

        descent and distribution. Notwithstanding the immediately preceding sentence, no Incentive Stock Option shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant's death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any "family member" (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) at any time that such Participant holds such Option, provided that such transfers may not be for value (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant's lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

      (vi)
      Restrictions; Securities Exchange Listing.    All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

      (vii)
      Section 409A Provisions.    Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant's disability or "separation from service" (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee's separation from service (or

11

        if earlier, upon the Specified Employee's death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short term deferral exemption or otherwise.

      (viii)
      Change in Control.    The Committee shall have the discretion, at the time an Award is granted, to determine the treatment of the Award in the event of a Change in Control. Such treatment shall be set forth in terms of the applicable award agreement evidencing the Award.

Section 7.    Amendment and Termination; Corrections

          (a)  Amendments to the Plan.    The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

      (i)
      requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Exchange or any other securities exchange that are applicable to the Company;

      (ii)
      increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

      (iii)
      increases the number of shares subject to the limitation contained in Section 4(d)(i) or Section 4(d)(ii) of the Plan or the dollar amount subject to the limitation contained in Section 4(d)(iii) of the Plan;

      (iv)
      would cause Section 162(m) to become unavailable with respect to the Plan or permits repricing of Options or Stock Appreciation Rights which is prohibited by Section 3(a)(v) of the Plan; or

      (v)
      permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b)(ii) of the Plan.

          (b)  Amendments to Awards.    Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. The Company intends that Awards under the Plan shall satisfy the requirements of Section 409A to avoid any adverse tax results thereunder, and the Committee shall administer and interpret the Plan and all Award Agreements in a manner consistent with that intent. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof.

          (c)  Correction of Defects, Omissions and Inconsistencies.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

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Section 8.    Income Tax Withholding

        In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.    General Provisions

          (a)  No Rights to Awards.    No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

          (b)  Award Agreements.    No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant, or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.

          (c)  Plan Provisions Control.    In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

          (d)  No Rights of Stockholders.    Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

          (e)  No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

          (f)  No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or the right to be retained as a director, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant's employment at any time, with or without cause, or remove a director in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or remove a director who is a Participant, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. By participating in the Plan, each Participant shall be deemed to have accepted

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  all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

          (g)  Governing Law.    The internal law, and not the law of conflicts, of the State of Utah shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

          (h)  Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

          (i)  No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

          (j)  Other Benefits.    No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

          (k)  No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (l)  Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          (m)  Consultation With Professional Tax and Investment Advisors.    The holder of any Award granted hereunder acknowledges that the grant, exercise, vesting or any payment with respect to such an Award, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, may have tax consequences pursuant to the Code or under local, state or international tax laws. Such a holder further acknowledges that such holder is relying solely and exclusively on the holder's own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, such a holder understands and agrees that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of such holder without any expectation or understanding that the Company or any of its employees, representatives or Affiliates will pay or reimburse such holder for such taxes or other items.

          (n)  Foreign Employees and Foreign Law Considerations.    The Committee may grant Awards to Eligible Persons who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or

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  jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

          (o)  Blackout Periods.    Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any "blackout" period that the Company deems necessary or advisable with respect to any or all Awards. All rights granted by the Plan or any Award Agreement, or any transactions encompassed by the Plan or any Award Agreement, are subject to the Company's Insider Trading Policy. Nothing in this Plan is intended to circumvent or authorize the circumvention of the Company's Insider Trading Policy.

Section 10.    Effective Date of the Plan

        The Plan shall be effective upon its adoption by the Board, provided, however, that in the event the Plan is not approved by the stockholders of the Company within one year thereafter, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, provided, however, that with respect to any Shares (including Shares of Restricted Stock) issued under the Plan prior to such termination, the Plan shall be deemed to be effective, provided further, that no Award may vest and no Shares (including Shares of Restricted Stock) may be issued under the Plan prior to approval of the Plan by the stockholders of the Company. The Plan shall be subject to approval by the stockholders of the Company at an annual meeting of stockholders of the Company to be held in August 2012.

        On and after stockholder approval of the Plan, awards may continue to be granted under the 2009 Plan to the extent Shares are available for issuance under that plan, and all outstanding awards previously granted under the 2009 Plan shall remain outstanding and subject to the terms of the 2009 Plan; provided, however, that any Shares subject to any award under the 2009 Plan that, after the effective date of this Plan, are not purchased or are forfeited or reacquired by the Company, or otherwise not delivered due to termination or cancellation of such award, shall be available for issuance under Section 4(a) of this Plan, not the 2009 Plan, up to a maximum of 400,000 shares.

Section 11.    Term of the Plan

        No Award shall be granted under the Plan after ten years from the earlier of the date of adoption of the Plan by the Board or the date of stockholder approval or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that in the case of a Performance Award intended to be "qualified performance-based compensation," no such Performance Award shall be granted under the Plan after the fifth year following the year in which stockholders approved the Performance Goals unless and until the Performance Goals are re-approved by the stockholders. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

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Appendix B

Audit Committee Charter

I.     Purpose

        The purpose of the Audit Committee ("Committee") of the Board of Directors of Nature's Sunshine Products, Inc. (the "Company") shall be to:

  A.
  Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

  B.
  Assist the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications, independence and performance, and (iv) the Company's internal accounting and financial controls;

  C.
  Provide the Company's Board with the results of its monitoring and recommendations derived therefrom; and

  D.
  Provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

II.    Committee Structure

        The Committee shall consist of at least three directors. Each member of the Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission ("SEC"), as affirmatively determined by the Company's Board of Directors ("Board"). In addition, at least one member of the Committee shall be an "audit committee financial expert" as that term is defined by the SEC. The Board may, at any time and in its complete discretion, replace a Committee member.

III.  Meetings

        The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall maintain minutes and other relevant documentation of all its meetings.

IV.    Committee Authority and Responsibilities

        A.    The Committee shall directly appoint, subject to shareholder ratification, retain, and compensate the Company's independent auditor. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent auditor shall report directly to the Committee.

        B.    The Committee shall preapprove all auditing and non-auditing services of the independent auditor, subject to de minimis exceptions for other than audit, review, or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent auditor may be entered into pursuant to pre-approved policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service.

        C.    The Committee shall have the authority to conduct or authorize investigations into any matter within the Committee's scope of responsibilities. The Committee shall be empowered to retain, without Board approval, independent legal, accounting, and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the

Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

        D.    The Committee shall have the authority to institute special investigations with full access to all books, records, facilities and personnel of the Company as and when the Committee determines appropriate and necessary for the conduct of its duties.

        E.    The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit proposed changes to the Board for approval. The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee's responsibility to prepare and certify the Company's financial statements, to guaranty the independent auditor's report, or to guaranty other disclosures by the Company. These are the fundamental responsibilities of management and the independent auditor. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.

V.     Oversight of the Company's Auditors

        A.    The Committee shall assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act, and consider whether, to assure continuing auditor independence, there should be regular rotation of the independent auditing firm itself.

        B.    The Committee shall set clear hiring policies for employees or former employees of the independent auditor that are consistent with Section 10A(l) of the Exchange Act.

        C.    The Committee shall ensure receipt of a written report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to address any such issues, and (c) the auditor's independence, all relationships between the independent auditor and the Company, including each non-audit service provided to the Company, and at least the matters set forth in Independence Standards Board Standard No. 1. In addition, the Committee shall discuss with the independent auditors any relationship or services disclosed by the independent auditors that may impact the quality of audit services or the objectivity and independence of the Company's auditors.

VI.   Oversight of Internal Audit

        A.    At least annually, the Committee shall evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan. Such evaluation shall include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditor.

        B.    At least annually, the Committee shall review the annual internal audit plan with the senior officer or officers responsible for the internal audit function of the company. The review shall focus on the scope and effectiveness of internal audit activities and the department's capability to fulfill its objectives.

        C.    At least annually, the Committee shall review significant findings by the internal audit staff and management's responses to such findings and instances of remedial action not being taken by management within appropriate timeframes in response to any such findings, if any.

        D.    At least annually, the Committee shall evaluate the performance of the senior officer or officers responsible for the internal audit function of the Company, and make recommendations to the Board and management regarding the responsibilities, retention or termination of such officer or officers.

VII. Disclosure and Financial Statements

        A.    The Committee shall obtain, review and discuss reports from the independent auditor regarding: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment; and (3) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences. The Committee shall review and discuss the financial statements with management and the independent auditor, including interim financial statements and annual financial statements, and the independent auditor's report with respect to the Company's financial statements. The Committee shall recommend to the Board of Directors whether the audited financial statements should be included in the annual report on Form 10-K.

        B.    The Committee shall discuss with the independent auditor and then disclose the matters required to be discussed and disclosed by SAS 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management.

        C.    The Committee shall prepare the report required by the SEC to be included in the Company's annual proxy statement.

        D.    The Committee shall review with the Company's Disclosure Committee the CEO and CFO's disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

        E.    The Committee shall review, with the assistance of management, the adequacy and effectiveness of the Company's internal accounting and financial control system and procedures.

        F.     As appropriate, the Audit Committee shall review with management, the Disclosure Committee, the internal auditors and/or the independent auditor, in separate meetings if the Audit Committee deems it necessary:

          1.     the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of the Company's Form 10-K;

          2.     the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to the filing of the Company's Form 10-Q;

          3.     any analyses or other written communications prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

          4.     the critical accounting policies and practices of the Company;

          5.     any legal matters that the Company General Counsel has concluded could have a significant impact on the Company's financial statements;

          6.     off-balance sheet transactions and structures;

          7.     any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles;

          8.     estimates made by management having a material impact on the financial statements;

          9.     significant variations in financial information between reporting periods; and

          10.   the effect of regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings).

VIII.  Compliance and Regulators Oversight Responsibilities

        A.    The Committee shall review and approve all "related party transactions," as that term is defined in Item 404 of Regulation S-K.

        B.    The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls, and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        C.    The Committee shall ascertain annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

        D.    The Committee shall review with management and the independent auditor any correspondence with regulators and any published reports that raise material issues regarding the Company's accounting policies.

        E.    The Committee shall oversee compliance with the Company's Code of Conduct and report on such compliance to the Board. The Committee shall also review and consider any requests for waivers of the Company's Code of Conduct for the Company's directors, executive officers and other senior financial officers, and shall make a recommendation to the Board with respect to such request for a waiver.

        F.     The Committee shall review annually management's plan for determining compliance with the Company Code of Conduct.